     THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY   , 1996
OWNER TRUST PROSPECTUS SUPPLEMENT
(To Prospectus dated July   , 1996)

                     $
                      NATIONSBANK AUTO OWNER TRUST 1996-A
          $               % CLASS A-1 MONEY MARKET ASSET BACKED NOTES
                 $               % CLASS A-2 ASSET BACKED NOTES
                 $               % CLASS A-3 ASSET BACKED NOTES
                 $               % CLASS A-4 ASSET BACKED NOTES
             $               % CLASS B-1 ASSET BACKED CERTIFICATES
             $               % CLASS B-2 ASSET BACKED CERTIFICATES

                               NATIONSBANK, N.A.
                           NATIONSBANK, N.A. (SOUTH)
                           NATIONSBANK OF TEXAS, N.A.
                                    SELLERS
                             ---------------------
                               NATIONSBANK, N.A.
                                    SERVICER
                             ---------------------

    The NationsBank Auto Owner Trust 1996-A (the "Trust") will be governed by a
Trust Agreement, to be dated as of July   , 1996, among NationsBank, N.A.,
NationsBank, N.A. (South), NationsBank of Texas, N.A. (each, a "Seller" and a "Bank" and collectively, the "Sellers" and the "Banks") and Bankers Trust
(Delaware), as Owner Trustee. The Trust will issue $        aggregate initial
principal amount       % Class A-1 Money Market Asset Backed Notes (the "Class
A-1 Notes"), $        aggregate initial principal amount of       % Class A-2
Asset Backed Notes (the "Class A-2 Notes"), $        aggregate initial principal
amount of     % Class A-3 Asset Backed Notes (the "Class A-3 Notes") and
$        aggregate initial principal amount of       % Class A-4 Asset Backed
Notes (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes") pursuant to an Indenture to be
dated as of July   , 1996, between the Trust and The Chase Manhattan Bank
(National Association), as Indenture Trustee. The Trust will also issue
$        aggregate initial principal balance of       % Class B-1 Asset Backed
Certificates (the "Class B-1 Certificates") and $        aggregate initial
principal balance of       % Class B-2 Asset Backed Certificates (the "Class B-2
Certificates" and, together with the Class B-1 Certificates, the "Certificates" and, together with the Notes, are referred to herein as the "Securities"). The assets of the Trust will include a pool of retail motor vehicle installment sales contracts (the "Receivables") secured by security interests in the motor vehicles financed thereby including certain monies received thereunder after the related Cut-Off Date (as defined herein), which will be purchased by the Trust from the Seller on or prior to the Closing Date, and certain other property, as more fully described herein. See "Summary -- The Trust Property" herein. The Notes will be secured by the assets of the Trust pursuant to the Indenture. (Certain capitalized terms used in this Prospectus Supplement are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of
Terms" beginning on page   ).

PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET
   FORTH IN  "RISK FACTORS" BEGINNING ON PAGE S- HEREIN AND ON PAGE OF THE
                           ACCOMPANYING PROSPECTUS.
                             ---------------------

THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL
     INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, THE FEDERAL DEPOSIT
     INSURANCE CORPORATION, ANY GOVERNMENTAL AGENCY, ANY OF THE SELLERS,
      THE SERVICER OR NATIONSBANK CORPORATION OR ANY OF THEIR RESPECTIVE
                                 AFFILIATES.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR
       THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.
                            ---------------------

- ---------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------
                                                       PRICE TO             UNDERWRITING            PROCEEDS TO
                                                       PUBLIC(1)              DISCOUNT           THE SELLER(1)(2)
- ---------------------------------------------------------------------------------------------------------------------
Per Class A-1 Note..............................            %                     %                      %
- ---------------------------------------------------------------------------------------------------------------------
Per Class A-2 Note..............................            %                     %                      %
- ---------------------------------------------------------------------------------------------------------------------
Per Class A-3 Note..............................            %                     %                      %
- ---------------------------------------------------------------------------------------------------------------------
Per Class A-4 Note..............................            %                     %                      %
- ---------------------------------------------------------------------------------------------------------------------
Per Class B-1 Certificate.......................            %                     %                      %
- ---------------------------------------------------------------------------------------------------------------------
Per Class B-2 Certificate.......................            %                     %                      %
- ---------------------------------------------------------------------------------------------------------------------
Total...........................................            $                     $                      $
- ---------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from Closing.
(2) Before deducting expenses, estimated to be $        .

    The Notes and the Certificates are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to orders in whole or in part. It is expected that delivery of the Notes will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, or through Cedel Bank, societe anonyme or the Euroclear System, and that delivery of the Certificates will be made in fully registered, certificated form in New York, New York, in each case on or about
July   , 1996 against payment therefor in immediately available funds.

                       NATIONSBANC CAPITAL MARKETS, INC.

            The date of this Prospectus Supplement is July   , 1996.

     Interest on the Notes will accrue at the fixed per annum interest rates specified above. Interest on the Notes will generally be payable on the 15 day of each month (each, a "Distribution Date"), commencing on the August 1996 Distribution Date. Interest will accrue from and including the Closing Date (in the case of the first Distribution Date), or the 15th of the most recent month in which interest has been paid, to but excluding the 15th of the current month (each an "Interest Period"). Principal on the Notes will be payable on each Distribution Date to the extent described herein; however, no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full and no principal will be paid on the Class A-3 Notes until the Class A-2 Notes have been paid in full and no principal will be paid on the Class A-4 Notes until the Class A-3 Notes have been paid in full.

     The Certificates will represent fractional undivided interests in the Trust. Interest, to the extent of the Certificate Rate specified above, will be distributed to the Certificateholders on each Distribution Date. Principal, to the extent described herein, will be distributed to the Certificateholders on each Distribution Date commencing with the Distribution Date on which the Notes are paid in full. Distributions of principal and interest on the Certificates will be subordinated in priority to payments due on the Notes as described herein. No principal will be paid on the Certificates until the Notes have been paid in full. In addition, no principal will be paid on the Class B-2 Certificates until the Class B-1 Certificates have been paid in full. In addition, upon the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NationsBank Auto Funding Corporation ("NAFC"), distributions of any amounts on the Certificates will be subordinated in priority of payment to payment in full of principal of the Notes.

     The Class A-1 Notes will be payable in full on the      Distribution Date,
the Class A-2 Notes will be payable in full on the      Distribution Date, the
Class A-3 Notes will be payable in full on the
Distribution Date and the Class A-4 Notes will be payable in full on the
  Distribution Date. The final scheduled Distribution Date with respect to the
Class B-1 Certificates will be the   Distribution Date and with respect to the
Class B-2 Certificates will be the   Distribution Date (the "Final Scheduled
Distribution Date"). However, payment in full of a class of Notes or of the Certificates could occur earlier or later than such dates as described herein. In addition, the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to 5% or less of the initial aggregate principal balance of the Receivables purchased by the Trust.

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE NOTES AND THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                           REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Notes are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes. See "Book-Entry and Definitive Securities; Reports to Securityholders -- Book-Entry Registration" and "-- Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Servicer intends to continue to file with respect to the Trust such periodic reports pursuant to the requirements of the Exchange Act for the period after such filings could be discontinued in reliance on Section 15(d) thereof until the Notes and the Certificates issued by the Trust are no longer outstanding.

     The Sellers have filed with the Commission, on behalf of the Trust, a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to such Registration Statement, and the exhibits thereto, which are available for inspection without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Midwest Regional Offices of the Commission at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at the Northeast Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, regarding the Sellers and NationsBank Corporation, the parent corporation of each of the Sellers, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov. See "Available Information" in the Prospectus.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

ISSUER.....................  NationsBank Auto Owner Trust 1996-A (the "Trust" or
                               the "Issuer"), a Delaware business trust to be formed by the Sellers and the Owner Trustee pursuant to a trust agreement (as amended, and supplemented from time to time, the "Trust
                               Agreement"), dated as of July   , 1996, among the
                               Sellers and the Owner Trustee.

SELLER.....................  NationsBank, N.A., NationsBank, N.A. (South)
                               ("NationsBank South") and NationsBank of Texas, N.A. ("NationsBank Texas") (each a "Seller" and a "Bank" and, collectively, the "Sellers" and the "Banks").

SERVICER...................  NationsBank, N.A., in its capacity as servicer (the
                               "Servicer").

INDENTURE TRUSTEE..........  The Chase Manhattan Bank (National Association), a
                               national banking association, as trustee under the Indenture (the "Indenture Trustee").

OWNER TRUSTEE..............  Bankers Trust (Delaware), a      , as trustee under
                               the Trust Agreement (the "Owner Trustee").

THE NOTES..................  The Trust will issue four classes of Asset Backed
                               Notes (the "Notes") pursuant to an Indenture to
                               be dated as of July   , 1996 (as amended,
                               modified and supplemented from time to time, the "Indenture"), between the Issuer and the
                               Indenture Trustee, as follows: (1)      % Class
                               A-1 Money Market Asset Backed Notes (the "Class A-1 Notes") in the aggregate initial principal
                               amount of $          ; (2)      % Class A-2 Asset
                               Backed Notes (the "Class A-2 Notes") in the
                               aggregate initial principal amount of $     ; (3)
                                    % Class A-3 Asset Backed Notes (the "Class
                               A-3 Notes") in the aggregate initial principal
                               amount of $          ; and (4)      % Class A-4
                               Asset Backed Notes (the "Class A-4 Notes") in the aggregate initial principal amount of
                               $          .

                             The Notes will be secured by the assets of the
                               Trust pursuant to the Indenture.

                             The Notes will be available for purchase in book
                               entry form only in minimum denominations of $1,000 and integral multiples thereof. The Noteholders will not be entitled to receive Definitive Notes except in the limited circumstances described herein. See "Book-Entry and Definitive Securities; Reports to Securityholders -- Definitive Securities" in the Prospectus.

THE CERTIFICATES...........  The Trust will issue two classes of Asset Backed
                               Certificates (the "Certificates" and, together with the Notes, the "Securities") as follows: (1)
                                    % Class B-1 Asset Backed Certificates (the
                               "Class B-1 Certificates") in the aggregate
                               initial Certificate Balance of $          ; and
                               (2) % Class B-2 Asset Backed Certificates (the "Class B-2 Certificates") in the aggregate
                               initial Certificate Balance of $          . The
                               Certificates will represent fractional undivided interests in the Trust and will be issued pursuant to the Trust Agreement. $ aggregate principal amount of Class B-1

                               Certificates and $          aggregate principal
                               amount of Class B-2 Certificates will initially be held by NationsBanc Auto Funding Corporation, a Delaware corporation ("NAFC"), a limited purpose wholly owned subsidiary of NationsBank, N.A. and are not offered hereby.

                             The Certificates will be available for purchase in
                               fully registered definitive form in minimum denominations of $1,000 and integral multiples thereof. The rights of the Certificateholders to receive distributions with respect to the Certificates will be subordinated to the rights of the Noteholders to receive principal and interest on the Notes as described herein. In addition, the rights of the holders of the Class B-2 Certificates to receive interest distributions with respect to the Class B-2 Certificates will be subordinated to the rights of the holders of the B-1 Certificates to receive interest distributions on the Class B-1 Certificates as described herein.

NATIONSBANC AUTO FUNDING
  CORPORATION..............  NAFC has been formed for the limited purpose of purchasing a portion of the Certificates issued by the Trust, acting as the general partner of the Trust for federal income tax purposes and engaging in incidental activities. NAFC will purchase 2% of each class of the Certificates issued by the Trust. Any Certificates purchased by NAFC have not been, and will not be, registered with the Commission and may not be offered pursuant to the Registration Statement.

THE TRUST PROPERTY.........  The property of the Trust (the "Trust Property")
                               includes a pool of fixed rate simple interest retail motor vehicle installment sales contracts purchased by the Sellers from motor vehicle dealers (the "Dealers") that provide for the allocation of payments between principal and interest according to the simple interest method (collectively, the "Receivables"), all monies received under the Receivables after the close of business of the Servicer on June 30, 1996 (the "Cut-Off Date") and will also include: (i) such amounts as from time to time are on deposit in one or more accounts maintained pursuant to the Sale and Servicing Agreement to be dated as of
                               July   , 1996 (as amended and supplemented from
                               time to time, the "Sale and Servicing
                               Agreement"), among the Trust, the Sellers and the Servicer, as described herein, including the Reserve Account; (ii) security interests in the new and used automobiles, vans and light-duty trucks financed thereby (collectively, the "Financed Vehicles") and any accessions thereto;
                               (iii) the Sellers' rights (if any) to receive proceeds from claims under certain insurance policies covering the Financed Vehicles or the obligors under the Receivables (each, an "Obligor"), as the case may be; (iv) any property that shall have secured a Receivable and shall have been acquired by the Trust; (v) each Seller's rights relating to the repurchase of Receivables under agreements between each Seller and the Dealers that sold the Financed Vehicles to the Obligors and any assignments and other documents related thereto (collectively, the "Dealer Agreements") and under the documents and instruments contained in the Receivable Files;
                               (vi) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables;

                               (vii) the rights of the Trust under the Sale and Servicing Agreement; and (viii) any and all proceeds of the foregoing.

THE RECEIVABLES............  On July   , 1996 (the "Closing Date"), the Trust
                               will purchase Receivables (the "Receivables") having an aggregate principal balance (the "Pool Balance") of approximately $2,136,187,667.91 as of the Cut-Off Date from the Sellers pursuant to the Sale and Servicing Agreement. As of the Cut-Off Date, the weighted average annual percentage rate of the Receivables was approximately 10.38%, the weighted average remaining maturity of the Receivables was approximately 49.0 months and the weighted average original maturity of the Receivables was approximately 59.7 months.

                             The Receivables arise from loans originated by
                               Dealers and purchased by the Sellers pursuant to Dealer Agreements. The Receivables have been selected from the Motor Vehicle Loans owned by Sellers based on the criteria specified in the Sale and Servicing Agreement and described herein and in the Prospectus. No Receivable has a
                               scheduled maturity later than      (the "Final
                               Scheduled Maturity Date").

                             The "Pool Balance" at any time will represent the
                               aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors, Liquidation Proceeds, and Purchase Amounts to be remitted by the Servicer or the Sellers, as the case may be, all for such Collection Period and all Realized Losses during such Collection Period.

TERMS OF THE NOTES.........  The principal terms of the Notes will be as described below:

A. Distribution Dates......  Payments of interest and principal on the Notes will be made on the 15th day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing with the August 1996 Distribution Date. Payments will be made to holders of record of the Notes (the "Noteholders") as of the day immediately preceding such Distribution Date or, if Definitive Notes are issued, as of the day of the preceding month (a "Record Date"). A "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized by law, regulation or executive order to be closed.

B. Note Interest Rates.....  The Class A-1 Notes will bear interest at the rate
                               of      % per annum (the "Class A-1 Rate"), the
                               Class A-2 Notes will bear interest at the rate of
                                    % per annum (the "Class A-2 Rate"), the
                               Class A-3 Notes will bear interest at the rate of
                                 % per annum (the "Class A-3 Rate") and the
                               Class A-4 Notes will bear interest at the rate of
                                 % per annum (the "Class A-4 Rate" and, together
                               with the Class A-1 Rate, the Class A-2 Rate and the Class A-3 Rate, the "Note Interest Rates").

C. Interest................  On each Distribution Date, the Indenture Trustee will distribute pro rata to Noteholders of each class of Notes accrued interest at the applicable
                               Note Interest Rate on the outstanding Note
                               Balance generally to the extent of funds available following repayment of Outstanding Advances and payment of the Servicing Fee from the Available Funds and the Reserve Account. Interest on the outstanding principal amount of the Notes of each class will accrue at the applicable Note

                               Interest Rate from and including the Closing Date (in the case of the first Distribution Date) or from and including 15th of the most recent month in which interest has been paid to but excluding the 15th of the current month (each an "Interest Period"). Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes -- Payments of Interest" herein.

D. Principal...............  Principal of the Notes will be payable on each
                               Distribution Date in an amount equal to the Noteholders' Principal Payment Amount for the calendar month (the "Collection Period") preceding such Distribution Date to the extent of funds available therefor. The "Noteholders' Principal Payment Amount" with respect to a Collection Period will generally be the Noteholders' Percentage of the Regular Principal (such "Regular Principal" being the sum of (a) the principal portion of all payments collected and (b) Realized Losses).

                             On the fifth Business Day preceding each
                               Distribution Date (a "Determination Date") the Indenture Trustee will determine the amount in the Collection Account allocable to interest and the amount allocable to principal on the basis described under "Description of the Transfer and Servicing
                               Agreements -- Distributions -- Allocation of
                               Collections on Receivables" in the Prospectus, and payments to Securityholders on the following Distribution Date will be based on such allocation.

                             Payments of principal on the Notes will be made on
                               each Distribution Date in the amounts and subject to the priorities described in "Description of the Notes -- Payments of Principal" herein.

                             The outstanding principal amount of the Class A-1
                               Notes, to the extent not previously paid, will be
                               payable on      (the "Class A-1 Final Scheduled
                               Distribution Date"), the outstanding principal amount of the Class A-2 Notes, to the extent not previously paid, will be payable on
                               (the "Class A-2 Final Scheduled Distribution
                               Date"), the outstanding principal amount of the Class A-3 Notes, to the extent not previously
                               paid, will be payable on           (the "Class
                               A-3 Final Scheduled Distribution Date") and the outstanding principal amount of the Class A-4 Notes, to the extent not previously paid, will be
                               payable on             (the "Class A-4 Final
                               Scheduled Distribution Date").

TERMS OF THE
CERTIFICATES...............  The principal terms of the Certificates will be as described below:

A. Distribution Dates......  Distributions with respect to the Certificates will be made on each Distribution Date commencing with the August 1996 Distribution Date. Distributions will be made to holders of record of the Certificates (the "Certificateholders," and, together with the Noteholders, the "Securityholders") as of the related Record Date
                               (which will be the      day of the month in the
                               case of the Certificates).

B. Certificate Rate........  Interest will be distributed on the Class B-1
                               Certificates at the rate of      % per annum (the
                               "Class B-1 Rate") and interest will be
                               distributed on the Class B-2 Certificates at the
                               rate of      % per annum (the "Class B-2 Rate"
                               and, together with the Class B-1 Rate, the "Certificate Rates").

C. Interest................  On each Distribution Date, the Owner Trustee will distribute pro rata to Certificateholders of each Class of Certificates accrued interest at the applicable Certificate Rates on the outstanding Certificate Balance generally to the extent of funds available following repayment of Outstanding Advances, payment of the Servicing Fee and payments in respect of the Notes from the Available Funds and the Reserve Account; provided, however, that upon the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, distributions of any amounts on the Certificates will be subordinated in priority of payment to payment in full of principal of the Notes. Interest in respect of a Distribution Date will accrue at the applicable Certificate Rate from and including the Closing Date (in the case of the first Distribution Date) or from and including the 15th of the most recent month in which interest has been paid to but excluding the 15th of the current month. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

D. Principal...............  On each Distribution Date commencing on the
                               Distribution Date on which the Notes are paid in full, principal of the Certificates will be payable in an amount generally equal to the Certificateholders' Principal Distribution Amount for the Collection Period preceding such Distribution Date, to the extent of funds available therefor following repayment of Outstanding Advances and payment of the Servicing Fee and payments of interest and principal in respect of the Notes and the distribution of interest in respect of the Certificates. The Certificateholders' Principal Distribution Amount with respect to a Collection Period will be based on the Certificateholders' Percentage of the Regular Principal, and will be calculated by the Servicer in the manner described under "Description of the Transfer and Servicing Agreements -- Distributions" herein. No principal will be distributed to holders of Class B-2 Certificates unless and until the principal balance of the Class B-1 Certificates has been reduced to zero. The outstanding principal balance, if any, of the Class B-1 Certificates
                               will be payable in full on the           ,
                                         Distribution Date (the "Class B-1 Final
                               Scheduled Distribution Date") and the outstanding principal balance, if any, of the Class B-2 Certificates will be payable in full on the
                                         ,           Distribution Date (the
                               "Class B-2 Final Scheduled Distribution Date").

E. Optional Prepayment.....  If the Servicer exercises its option to purchase the Receivables, which can occur after the Pool Balance declines to 5% or less of the Initial Pool Balance, the Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance together with accrued interest at the applicable Certificate Rate, and the Certificates will be retired. See "Description of the Certificates -- Optional Prepayment" herein.

RESERVE ACCOUNT............  An account (the "Reserve Account") will be created with an initial deposit by the Sellers on the Closing Date of cash or Permitted Investments having a value at least equal to 2.5% of the Pool Balance as of the Initial Cut-Off Date. The amount initially deposited in the Reserve Account by the Sellers is referred to as the "Reserve Account

                               Initial Deposit." The Reserve Account will be maintained as an account in the name of the Indenture Trustee for the benefit of Securityholders.

                             Funds will be withdrawn from the Reserve Account up
                               to the Available Reserve Amount to the extent that the Available Funds with respect to any Collection Period remaining after reimbursement of Outstanding Advances and after the Servicing Fee is paid is less than the Noteholders' Payment Amount and will be deposited in the Note Payment Account for distribution to the Noteholders on the related Distribution Date. In addition, funds will be withdrawn from the Reserve Account up to the Available Reserve Amount (as reduced by any withdrawal pursuant to the preceding sentence) to the extent that the Available Funds remaining after reimbursement of Outstanding Advances and after payment of the Servicing Fee and the deposit of the Noteholders' Payment Amount in the Note Payment Account is less than the Certificateholders' Distribution Amount and will be deposited in the Certificate Distribution Account for distribution to the Certificateholders. If funds applied in accordance with the preceding sentence are insufficient to distribute interest on the Certificates, subject to certain limitations, funds will be withdrawn from the Reserve Account to distribute interest due on the Certificates to the extent of the Certificate Interest Reserve Amount.

                             On each Distribution Date, the Reserve Account will
                               be reinstated first to the Certificate Interest Reserve Amount and then up to the Specified Reserve Account Balance to the extent, if any, of the Available Funds remaining after reimbursement of Outstanding Advances, the payment of the Servicing Fee, the deposit of the Noteholders' Payment Amount into the Note Payment Account and the deposit of the Certificateholders' Distribution Amount into the Certificate Distribution Account.

                             Amounts in the Reserve Account on any Distribution
                               Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be released to the holder of the Contingent Payment Right (except to the extent described under "Description of the Transfer and Servicing Agreements -- Reserve Account" herein). The "Specified Reserve Account Balance" with respect to any Distribution Date will be equal to the greater of (i) the sum of
                               (x) 4.00% of the Pool Balance as of the last day of the prior Collection Period plus (so long as the Notes are still outstanding) (y) an amount equal to three months interest on the Certificate Balances as determined by using the weighted average coupon of the Certificates before giving effect to reductions of the Certificate Balances on such date (the "Specified Certificate Interest Reserve Amount") and (ii) $26,702,346.

                             The Certificate Interest Reserve Amount on any
                               Distribution Date shall equal the lesser of (i) Specified Certificate Interest Reserve Amount and
                               (ii) the amounts remaining on deposit in the Reserve Account.

COLLECTION ACCOUNT.........  Except under certain conditions described herein, the Servicer will be required to remit
                               collections received with respect to the Receivables not later than the second Business Day after receipt to one or more accounts in the name of the Indenture Trustee (the "Collection Account"). Pursuant to the Sale and Servicing Agreement, the Servicer will have the power, revocable at the discretion of the Indenture Trustee or at the discretion of the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to withdraw funds on deposit in the Collection Account and to apply such funds on each Distribution Date to the following (in the priority indicated): (i) the reimbursement of Outstanding Advances made with respect to Receivables which became Defaulted Receivables during the related Collection Period,
                               (ii) the Servicing Fee for the prior Collection Period and any overdue Servicing Fees to the Servicer, (iii) the Accrued Note Interest and the Noteholders' Principal Payment Amount into the Note Payment Account, and (iv) the Accrued Certificate Interest and, commencing on the Distribution Date on which the Notes are paid in full, the Certificateholders' Principal Distribution Amount into the Certificate Distribution Account and (v) the remaining balance, if any, to the Reserve Account; provided, however, that on each Distribution Date following the occurrence of an Event of Default which has resulted in acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, the principal of the Notes must be paid in full prior to the distribution of any amounts on the Certificates.

SERVICER FEE...............  The Servicer will receive each month a fee for servicing the Receivables equal to (a) the product of one-twelfth of 1.00% (the "Servicing Fee Rate") and the Pool Balance outstanding at the beginning of the previous month, plus (b) any late, prepayment, and other administrative fees and expenses collected during such month, plus
                               (c) reinvestment proceeds on any payments received in respect of the Receivables plus, (d) Investment Earnings, if any, on the Collection Account, the Note Payment Account and the Certificate Distribution Account.

MATURITY AND PREPAYMENT
  CONSIDERATIONS...........  The Class A-2 Notes, the Class A-3 Notes, the Class
                               A-4 Notes and the Certificates will not receive any principal payments until the Class A-1 Notes have been paid in full, and the Class A-3 Notes, the Class A-4 Notes and the Certificates will not receive any principal payments until the Class A-2 Notes have been paid in full and the Class A-4 Notes and the Certificates will not receive any principal payments until the Class A-3 Notes have been paid in full. In addition, no principal payments on the Certificates will be made until the Distribution Date on which the Notes are paid in full. In addition, no principal payments on the Class B-2 Certificates will be made until the Certificate Balance of the Class B-1 Certificates have been reduced to zero. As the rate of payment of principal of each class of Notes and Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes and the final distribution in respect of any class of Certificates could occur significantly earlier than the respective final scheduled Distribution Dates. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

                             Amounts on deposit in the Reserve Account (except
                               for the Certificate Interest Reserve Amount) on any Final Scheduled Distribution Date with respect to each class of Notes and Certificates shall be available for distribution of the unpaid principal amount of the respective class of Notes and the remaining Certificate Balance of the respective class of Certificates.

                             It is expected that the final payment of each class
                               of Notes and the final distribution in respect of each class of Certificates will occur on or prior to the respective Final Scheduled Distribution Dates. However, if sufficient funds are not available to pay any class of Notes or the Certificates in full on or prior to the respective Final Scheduled Distribution Date, final payment of such class of Notes and the final distribution in respect of such class of Certificates could occur later than such dates.

                             All of the Receivables are prepayable at any time.
                               Prepayments will shorten the weighted average remaining term of the Receivables and the weighted average life of the Securities. Such prepayments, to the extent allocable to principal, will be included in the Noteholders' Principal Payment Amount or the Certificateholders' Principal Distribution Amount and will be payable to the Securityholders as set forth in the priority of distributions herein. See "Description of the Transfer and Servicing Agreements -- Distributions" herein.

CLEARANCE AND SETTLEMENT...  Securityholders may elect to hold their Notes through any of DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operation procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Book-Entry and Definitive Securities; Reports to Securityholders -- Book-Entry Registration" in the Prospectus and Annex 1 to this Prospectus Supplement, "Global Clearance, Settlement and Tax Documentation Procedures."

TAX STATUS.................  In the opinion of Skadden, Arps, Slate, Meagher &
                               Flom ("Special Tax Counsel"), for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. Alternative characterizations of the Trust and the Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. Certificateholders may be allocated income equal to the amount of interest accruing on the Certificates at the Certificate Rate even though the Trust may not have sufficient cash to make current cash distributions of such amount. See "Federal Income

                               Tax Consequences" herein and in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Securities.

ERISA CONSIDERATIONS.......  Subject to the considerations discussed under
                               "ERISA Considerations" herein and in the Prospectus, the Notes may, in general, be purchased by or on behalf of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any employee benefit plan fiduciary considering a purchase of Notes should, among other things, consult with legal counsel regarding the availability of a statutory or administrative exemption from the prohibited transaction rules of ERISA and the Internal Revenue Code of 1986, as amended (the "Code").

                             The Certificates may not be acquired by an employee
                               benefit plan subject to the fiduciary
                               responsibility provision of ERISA or Section 4975 of the Code, or by an individual retirement account. Any investor considering the purchase of Certificates should be aware that such purchase and subsequent holding could, under certain circumstances, be deemed to involve an indirect prohibited transaction if a plan with respect to which the investor is a "party in interest" or "disqualified person" purchases the Certificates without the benefit of an exemption from the prohibited transaction rules. See "ERISA Considerations" herein and in the Prospectus.

LEGAL INVESTMENT...........  The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph
                               (a)(9) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

RATINGS OF THE NOTES.......  It is a condition to the issuance of the Notes that they be rated in the highest investment rating category by at least two nationally recognized statistical rating organizations. Any such rating assigned to the Notes will address the likelihood of the timely payment of interest on and the ultimate payment of principal of the Notes pursuant to the Sale and Servicing Agreement and the Indenture. There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.

RATINGS OF THE
CERTIFICATES...............  It is condition of the issuance of the Class B-1
                               Certificates that they be rated in the highest rating category by at least two nationally recognized statistical rating organizations and it is a condition to the issuance of the Class B-2 Certificates, that they be rated in one of the three highest rating categories by at least two nationally recognized statistical rating organizations. Any such rating assigned to the Certificates will address the likelihood of the timely payment of interest and the ultimate payment of principal of the Certificates pursuant to the Sale and Servicing Agreement and the Trust Agreement. There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant.

RISK FACTORS...............  Prospective investors should consider the factors set forth under "Risk Factors" on pages S- through S-.

                                  RISK FACTORS

LIMITED LIQUIDITY

     There is currently no secondary market for the Securities. Each Underwriter currently intends to make a market in the Securities for which it is an Underwriter, but it is under no obligation to do so. There can be no assurance that a secondary market will develop. The lack of a secondary market for the Securities may result in an investor being unable to liquidate its interest in the Securities in a time period and manner satisfactory to the investor or at a price comparable to that which would be available in a more liquid market.

LIMITED ASSETS

     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes and the Certificates. However, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes and the Certificates.

SUBORDINATION

     Certificates.   Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, the Certificateholders will not receive any distributions on a Distribution Date until the full amount of interest on and principal of the Notes on such Distribution Date has been deposited in the Note Payment Account. In addition, distributions of interest on the Class B-2 Certificates will be subordinated in priority of payment to interest due on the Class B-1 Certificates. The Certificateholders will not receive any distributions of principal until the Distribution Date on which the Notes are paid in full. In addition, distributions of principal on the Class B-2 Certificates will be subordinated in priority of payment to distributions of principal on the Class B-1 Certificates. No principal will be distributed in respect of the Class B-2 Certificates unless and until the Certificate Balance of the Class B-1 Certificates has been reduced to zero. However, upon the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, distributions of any amounts on the Certificates will be subordinated in priority of payment to payment in full of principal of the Notes.

     Notes. Distributions of principal on the Class A-2 Notes are subordinated in priority of payment to principal due on the Class A-1 Notes. Distributions of principal on the Class A-3 Notes are subordinated in priority of payment to principal due on the Class A-1 Notes and the Class A-2 Notes. Distributions of principal on the Class A-4 Notes are subordinated in priority of payment to the payment of principal due on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

     Right of Noteholders. If an Event of Default occurs, the Indenture Trustee or the holders of a majority of the aggregate principal amount of all the Notes may declare the principal of the Notes to be immediately due and payable, and the Indenture Trustee may institute or be required to institute proceedings to collect amounts due or exercise its remedies as a secured party (including foreclosure or sale of the Receivables). In the event of a sale of Receivables by the Indenture Trustee following an Event of Default or following an Insolvency Event or a dissolution with respect to NAFC, there is no assurance that the proceeds of such sale will be equal to or greater than the aggregate outstanding principal amount of the Notes and the Certificates plus accrued interest. Because neither interest nor principal is distributed to Certificateholders upon sale of the Receivables following an Event of Default and acceleration of the Notes under the Indenture or following an Insolvency Event or a dissolution with respect to NAFC until all the Notes have been paid in full, the interests of Noteholders and the Certificateholders may conflict, and the exercise by the Indenture Trustee of its right to sell the Receivables or exercise other remedies under the Indenture and applicable law may cause the Certificateholders to suffer a loss of all or part of their investment. See "Description of the Notes -- The

Indenture -- Events of Default; Rights upon Event of Default" and "Description of the Transfer and Servicing Agreements -- Insolvency Event or Dissolution" in the Prospectus.

     Effect of Event of Default. In general, the Sellers may, and in certain circumstances the Certificateholders may, direct the Owner Trustee in the administration of the Trust. However, because the Trust has pledged the Trust Property to the Indenture Trustee to secure the payment of the Notes, including in such pledge certain rights of the Trust under the Sale and Servicing Agreement, the Indenture Trustee and not the Sellers or the Certificateholders has the power to direct the Trust to take certain actions in connection with the administration of the Trust Property until the Notes have been paid in full and the lien of the Indenture has been released. In addition, the Sellers and Certificateholders are not allowed to direct the Owner Trustee to take any action which conflicts with the provisions of any of the Basic Documents. The Indenture specifically prohibits the Owner Trustee from taking any action which would impair the Indenture Trustee's security interest in the Trust and requires the Owner Trustee to obtain the consent of the Indenture Trustee or the holders of a majority of the aggregate principal amount of the Notes before modifying, amending, supplementing, waiving or terminating any Basic Document or any provision of any Basic Document. Therefore, until the Notes have been paid in full, the ability to direct the Trust with respect to certain actions permitted to be taken by it under the Basic Documents rests with the Indenture Trustee and the Noteholders instead of the Sellers or the Certificateholders.

     If an Event of Servicing Termination were to occur, the holders of a majority of the outstanding principal amount of the Notes, or the Indenture Trustee acting on behalf of the Noteholders, and not the Sellers or the Certificateholders, would have the right to terminate the Servicer as the servicer of the Receivables without consideration of the effect such termination would have on Certificateholders. In addition, the holders of not less than a majority of the outstanding principal amount of the Notes would have the right to waive certain Events of Servicing Termination, without consideration of the effect such waiver would have on Certificateholders. After all the Notes have been paid in full and the lien of the Indenture has been released, upon the occurrence of an Event of Servicing Termination, the holders of a majority of the outstanding Certificate Balance, or the Owner Trustee acting on behalf of the Certificateholders, may terminate the Servicer. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Events of Servicing Termination" and "-- Rights Upon Event of Servicing Termination" in the Prospectus.

MATURITY AND PREPAYMENT CONSIDERATIONS

     The Class A-2 Notes, will not receive any principal payments until the Class A-1 Notes have been paid in full, the Class A-3 Notes will not receive any principal payments until the Class A-2 Notes have been paid in full, and the Class A-4 Notes will not receive any principal payments until the Class A-3 Notes have been paid in full. In addition, no principal payments on the Certificates will be made until the Distribution Date on which the Notes are paid in full. Further, no principal will be distributed with respect to the Class B-2 Certificates unless and until the Certificate Balance of the Class B-1 Certificates has been reduced to zero. As the rate of payment of principal of class of Notes and Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes and the final distribution in respect of any class of Certificates could occur significantly earlier than the respective Final Scheduled Distribution Dates. It is expected that final payment of each class of Notes and the final distribution in respect of each class of Certificates will occur on or prior to the respective Final Scheduled Distribution Dates. However, if sufficient funds are not available to pay any class of Notes or Certificates in full or prior to the respective Final Scheduled Distribution Dates, final payment of such class of Notes and the final distribution in respect of Certificates could occur later than such dates. See "Maturity and Prepayment Considerations" herein and in the Prospectus.

GEOGRAPHIC CONCENTRATION

     Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. As of the Cut-Off Date, the Sellers' records indicate that the mailing addresses of Obligors with respect to approximately 32%, 18%, 8%, 12% and 12% by principal balance of the Receivables were in Texas, North Carolina, Florida, Georgia and South

Carolina, respectively. As a result, economic conditions in such states may have a disproportionate impact on the Trust. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Vehicles. See "The Receivables Pool."

RATINGS OF THE SECURITIES

     It is a condition to the issuance of each class of the Notes and of the Certificates that each class of Notes be rated in the highest rating category, by at least two nationally recognized statistical rating organizations (the "Rating Agencies") and that the Class B-1 Certificates be rated in the highest rating category by the Rating Agencies and that the Class B-2 Certificates be rated in one of the three highest rating categories by the Rating Agencies. A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. Any such ratings assigned to the Securities will address the likelihood of the timely payment of interest on and the ultimate payment of principal of the Securities pursuant to the Sale and Servicing Agreement, the Indenture and the Trust Agreement. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                                   THE TRUST

GENERAL

     The Issuer, NationsBank Auto Owner Trust 1996-A, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust will initially be capitalized with the Notes and the Certificates. Class B-1 Certificates with an original principal balance of
$          and Class B-2 Certificates with an original principal balance of
$          will be issued to NAFC, and the remaining Certificates will be sold to third party investors that are expected to be unaffiliated with the Sellers, the Servicer or their affiliates or the Trust. The proceeds from the issuance of the Notes and the Certificates will be used by the Trust to purchase the Receivables from the Sellers pursuant to the Sale and Servicing Agreement and to fund the initial deposit of the Reserve Account.

     If the protection provided to the investment of the Noteholders and Certificateholders by the Reserve Account is insufficient, the Trust would have to look principally to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles which secure Defaulted Receivables. In such event, certain factors, such as the Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the Noteholders and Certificateholders. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

    Class A-1 Notes....................................................  $
    Class A-2 Notes....................................................  $
    Class A-3 Notes....................................................  $
    Class A-4 Notes....................................................  $
    Class B-1 Certificates.............................................  $
    Class B-2 Certificates.............................................  $
                                                                         -----------------
              Total....................................................  $2,136,187,667.91
                                                                           ===============

THE OWNER TRUSTEE

     Bankers Trust (Delaware) is the Owner Trustee under the Trust Agreement.
Bankers Trust (Delaware) is a Delaware                               , and its
principal offices are located at                               , Delaware. Each
of the Sellers and their affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                              THE RECEIVABLES POOL

     The pool of Receivables (the "Receivables Pool") will include the Receivables purchased as of the Cut-Off Date. The Receivables were purchased by the Sellers from Dealers in the ordinary course of business. The Receivables were randomly selected from among the Motor Vehicle Loans owned by the Sellers. The Sellers will warrant in the Sale and Servicing Agreement that all the Receivables have the following individual characteristics, among others: (i) the obligation of the related Obligor under each Receivable is secured by a security interest in either a new or used automobile, van or light-duty truck; (ii) each Receivable has a contractual interest rate ("Contract Rate") of at least 7.88% and no more than 21.00%; (iii) each Receivable has a remaining maturity, as of the Cut-Off Date, of not less than 12 months and not more than 72 months; (iv) no Receivable was more than 30 days past due as of the Cut-Off Date; (v) each Receivable is a Simple Interest Receivable (as defined below) that at origination, provides for level monthly payments that fully amortize the amount financed over the original term; (vi) as of the Cut-Off Date, each Receivable has a remaining principal balance of no less than $2,000 and no more than $50,000; (vii) each Receivable is not a Defaulted Receivable; and (viii) each Receivable is not related to a motor vehicle that is the subject of forced-placed insurance. "Forced-placed insurance" is insurance placed on a motor vehicle by the lienholder to protect the motor vehicle as collateral for a loan when there is evidence that the borrower has neglected to do so as required by the applicable loan agreement. See " -- Certain Characteristics of the Receivables" below. No selection procedures believed by the Sellers to be adverse to the Noteholders or Certificateholders were used in selecting the Receivables.

     NationsBank, N.A., through DFSG and units in predecessor banks of NationsBank, N.A., has been servicing indirect motor vehicle loan portfolios since 1970. The indirect motor vehicle loan portfolio serviced either directly by NationsBank, N.A. or through its affiliates was approximately $5.5 billion as of [March 31, 1996]. DFSG also services other indirect and direct consumer loan portfolios totalling over $25.3 billion (including the indirect motor vehicle loan portfolio) as of [March 31, 1996.]

CERTAIN CHARACTERISTICS OF THE RECEIVABLES

     As of the Cut-Off Date, the Receivables had, in the aggregate, the following characteristics: (i) approximately 59.32% of the Pool Balance was attributable to loans for purchases of new Financed Vehicles and approximately 40.68% of the Pool Balance was attributable to loans for purchases of used Financed Vehicles; (ii) the weighted average Contract Rate of the Receivables was 10.38%; (iii) there were 171,416 Receivables being conveyed by the Sellers to the Trust; (iv) the average principal balance of the

Receivables, as of the Cut-Off Date, was $12,462.01; and (v) the weighted average original term and weighted average remaining term of the Receivables were 59.7 months and 49.0 months, respectively.

     The Composition of the Receivables, Distribution of the Receivables by New/Used Motor Vehicles, Distribution of the Receivables by Contract Rate, Distribution of the Receivables by Remaining Term, Distribution of the Receivables by the Cut-Off Date Principal Balance and Geographic Distribution of the Receivables, each as of the Cut-Off Date, are set forth in the following tables.

                         COMPOSITION OF THE RECEIVABLES

Weighted Average Contract Rate........................................                    10.38%
Range of Contract Rates...............................................           7.88% to 21.00%
Aggregate Principal Balance...........................................         $2,136,187,667.91
Number of Receivables.................................................                   171,416
Weighted Average Remaining Term.......................................               49.0 months
Range of Remaining Terms..............................................           12 to 72 months
Weighted Average Original Term........................................               59.7 months
Range of Original Terms...............................................           18 to 72 months
Average Principal Balance.............................................                $12,462.01
Average Original Amount Financed......................................                $15,263.16
Range of Original Amounts Financed....................................   $2,193.69 to $50,000.00

           DISTRIBUTION OF THE RECEIVABLES BY NEW/USED MOTOR VEHICLES

                                                                                               WEIGHTED
                                                           AGGREGATE           ORIGINAL        AVERAGE
                                          NUMBER OF        PRINCIPAL           PRINCIPAL       CONTRACT
                                         RECEIVABLES        BALANCE             BALANCE        RATE(%)
                                         -----------   -----------------   -----------------   --------
New Autos, Vans and Light-Duty
  Trucks...............................     90,165     $1,267,278,820.56   $1,555,329,429.15     10.01
Used Autos, Vans and Light-Duty
  Trucks...............................     81,251        868,908,847.35    1,061,019,969.44     10.91
                                         -----------   -----------------   -----------------
All Receivables........................    171,416     $2,136,187,667.91   $2,616,349,398.59     10.38
                                          ========       ===============     ===============

                DISTRIBUTION OF THE RECEIVABLES BY CONTRACT RATE

                                                                                                  % OF
                                                                                AGGREGATE       AGGREGATE
                                                 NUMBER OF    % OF TOTAL        PRINCIPAL       PRINCIPAL
                                                RECEIVABLES   RECEIVABLES        BALANCE         BALANCE
                                                -----------   -----------   -----------------   ---------
 7.88 to 7.99%................................      5,054          2.95     $   59,692,968.66       2.79
 8.00 to 8.99%................................     36,219         21.13        467,123,813.50      21.87
 9.00 to 9.99%................................     43,663         25.47        566,410,947.03      26.52
10.00 to 10.99%...............................     32,141         18.75        407,542,907.06      19.08
11.00 to 11.99%...............................     21,754         12.69        275,644,942.78      12.90
12.00 to 12.99%...............................     15,808          9.22        188,367,935.22       8.82
13.00 to 13.99%...............................      8,114          4.73         89,659,959.34       4.20
14.00 to 14.99%...............................      4,390          2.56         44,920,053.13       2.10
15.00 to 15.99%...............................      1,983          1.16         17,905,754.70       0.84
16.00 to 16.99%...............................        877          0.51          7,564,937.33       0.35
17.00 to 17.99%...............................        816          0.48          7,019,433.41       0.33
18.00 to 18.99%...............................        416          0.24          3,092,157.89       0.14
19.00 to 19.99%...............................        115          0.07            781,589.14       0.04
20.00 to 21.00%...............................         66          0.04            460,268.72       0.02
                                                -----------   -----------   -----------------   ---------
          Total...............................    171,416        100.00     $2,136,187,667.91     100.00
                                                 ========      ========       ===============    =======

               DISTRIBUTION OF THE RECEIVABLES BY REMAINING TERM

                                                                                                  % OF
                                                                                AGGREGATE       AGGREGATE
                                                 NUMBER OF       % OF           PRINCIPAL       PRINCIPAL
                                                RECEIVABLES   RECEIVABLES        BALANCE         BALANCE
                                                -----------   -----------   -----------------   ---------
12 to 18 months...............................     12,257          7.15     $   49,876,882.59       2.33
19 to 24 months...............................      8,086          4.72         46,284,563.74       2.17
25 to 30 months...............................      8,085          4.72         60,218,800.73       2.82
31 to 36 months...............................     13,005          7.59        119,419,081.25       5.59
37 to 42 months...............................     23,211         13.54        252,270,941.61      11.81
43 to 48 months...............................     29,744         17.35        377,298,468.16      17.66
49 to 54 months...............................     36,095         21.06        519,103,545.56      24.30
55 to 60 months...............................     27,503         16.04        442,000,005.30      20.69
61 to 66 months...............................      9,291          5.42        178,711,493.72       8.37
67 to 72 months...............................      4,139          2.41         91,003,885.25       4.26
                                                -----------   -----------   -----------------   ---------
          Total...............................    171,416        100.00     $2,136,187,667.91     100.00
                                                 ========      ========       ===============    =======

       DISTRIBUTION OF THE RECEIVABLES BY CUT-OFF DATE PRINCIPAL BALANCE

                                                                                                  % OF
                                                                                AGGREGATE       AGGREGATE
                                                  NUMBER OF       % OF          PRINCIPAL       PRINCIPAL
                                                 RECEIVABLES   RECEIVABLES       BALANCE         BALANCE
                                                 -----------   ----------   -----------------   ---------
$ 2,000 to $9,999..............................     59,893        34.94     $  403,169,732.12      18.87
$10,000 to $19,999.............................     94,343        55.04      1,324,411,853.81      62.00
$20,000 to $29,999.............................     16,114         9.40        373,163,244.32      17.47
$30,000 to $39,999.............................      1,021         0.59         33,530,896.94       1.57
$40,000 to $49,999.............................         45         0.03          1,911,940.72       0.09
                                                 -----------   ----------   -----------------   ---------
          Total................................    171,416       100.00     $2,136,187,667.91     100.00
                                                  ========     ========       ===============    =======

                   GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES

                                                                                                  % OF
                                                                                AGGREGATE       AGGREGATE
                                                 NUMBER OF       % OF           PRINCIPAL       PRINCIPAL
                   STATE(1)                     RECEIVABLES   RECEIVABLES        BALANCE         BALANCE
- ----------------------------------------------  -----------   -----------   -----------------   ---------
Florida.......................................     16,225          9.46     $  167,354,180.25       7.83
Georgia.......................................     20,896         12.19        261,316,157.08      12.23
North Carolina................................     30,513         17.80        376,248,903.94      17.61
South Carolina................................     21,162         12.35        254,099,923.31      11.90
Texas.........................................     51,497         30.04        681,886,957.77      31.92
Other(2)......................................     31,123         18.16        395,281,545.56      18.51
                                                -----------   -----------   -----------------   ---------
          Total...............................    171,416        100.00     $2,136,187,667.91     100.00
                                                 ========      ========       ===============    =======

- ---------------

(1) Receivables are categorized by the Sellers' records of the mailing addresses of the Obligors as of the Cut-Off Date.
(2) Each other state represents less than 5% of the total number of Receivables.

DELINQUENCY AND LOSS EXPERIENCE

     The tables set forth below indicate the delinquency and credit loss/repossession experience for each of the last four calendar years and for the five month periods ending May 31, 1996 and 1995 of the Banks' portfolio of Motor Vehicle Loans from which the Receivables have been selected (which portfolio excludes certain Motor Vehicle Loans acquired by the Banks in acquisitions). No assurance can be made, however, that the delinquency and loss experience for the Motor Vehicle Loans or the Receivables in the future will be similar to the historical experience set forth in the following tables.

                DELINQUENCY EXPERIENCE (DOLLARS IN THOUSANDS)(1)

                                     AS OF MAY 31,                                         AS OF DECEMBER 31,
                     ---------------------------------------------   --------------------------------------------------------------
                            1996                    1995                      1995                      1994                1993
                     -------------------   -----------------------   -----------------------   -----------------------   ----------
                     NUMBER                  NUMBER                    NUMBER                    NUMBER                    NUMBER
                       OF                      OF                        OF                        OF                        OF
                      LOANS     AMOUNT       LOANS        AMOUNT       LOANS        AMOUNT       LOANS        AMOUNT       LOANS
                     -------  ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Total Serviced
 Portfolio at the
 Period End......... 540,395  $5,298,328     533,105    $4,990,526     555,072    $5,436,206     517,604    $4,813,583     525,823
Delinquency(2)
 30-59 Days.........   8,591  $   87,984       6,830    $   61,744       9,633    $   96,130       6,614    $   56,457       6,448
 60-89 Days.........   1,253      13,222         958         8,694       1,865        18,605         986         8,182         805
 90 Days or More....     918      10,015         589         5,599       1,095        11,677         549         4,431         341
Total
 Delinquencies......  10,762  $  111,221       8,377    $   76,037      12,593    $  126,412       8,149    $   69,070       7,594
Total Delinquencies
 as a Percentage of
 the Total Serviced
 Portfolio..........    1.99 %      2.10%       1.57 %        1.52%       2.27 %        2.33%       1.57 %        1.43%       1.44%


                                            1992
                                   -----------------------
                                     NUMBER
                                       OF
                        AMOUNT       LOANS        AMOUNT
                      ----------   ----------   ----------
                     <
Total Serviced
 Portfolio at the
 Period End.........  $5,169,651     432,197    $4,012,995
Delinquency(2)
 30-59 Days.........  $   51,198       6,352    $   46,816
 60-89 Days.........       5,927       1,089         7,387
 90 Days or More....       2,575         651         5,161
Total
 Delinquencies......  $   59,700       8,092    $   59,364
Total Delinquencies
 as a Percentage of
 the Total Serviced
 Portfolio..........        1.15%       1.87 %        1.48%

- ---------------

(1) Delinquencies shown in dollars include principal amounts only.
(2) The period of delinquencies is based on the number of days payments are contractually past due until the applicable Motor Vehicle Loan is charged-off.

           CREDIT LOSS/REPOSSESSION EXPERIENCE (DOLLARS IN THOUSANDS)

                               FIVE MONTHS ENDED                         YEAR ENDED
                                    MAY 31,                             DECEMBER 31,
                            -----------------------   -------------------------------------------------
                               1996         1995         1995         1994         1993         1992
                            ----------   ----------   ----------   ----------   ----------   ----------
Period End
  Outstandings(1).........  $5,298,328   $4,990,526   $5,436,206   $4,813,583   $5,169,651   $4,012,995
Average Amount Outstanding
  During the Period(2)....  $5,440,720   $4,896,810   $5,169,299   $5,023,452   $4,589,400   $3,275,300
Average Number of Loans
  Outstanding During the
  Period(3)...............     553,483      527,863      542,767      537,431      480,287      353,113
Gross Charge-offs(4)......  $   36,940   $   18,356   $   55,383   $   32,840   $   27,165   $   38,010
Recoveries on Losses(5)...  $    9,396   $    5,931   $   14,861   $   10,103   $    9,672   $    9,765
Net Charge-offs...........  $   27,544   $   12,425   $   40,522   $   22,737   $   17,493   $   28,245
Net Charge-offs as a
  Percentage of the Period
  End Outstandings(6).....        1.25%        0.60%        0.75%        0.47%        0.34%        0.70%
Net Charge-offs as a
  Percentage of the
  Average Amount
  Outstanding(6)..........        1.22%        0.61%        0.78%        0.45%        0.38%        0.86%

- ---------------

(1) Amount represents principal amounts only.
(2) Amount represents principal amounts only and reflects a daily weighted average of such amounts during the periods shown.
(3) Amount based on the average outstanding for the period divided by the average loan amount. The average loan amount was derived from the month end outstanding balances divided by month end number of loans.
(4) Amount of charge-off is the remaining principal balance less the net proceeds from sale of loan collateral.
(5) Recoveries include post-disposition monies and are net of any related expenses.
(6) Figures for the five months ended May 31, 1996 and May 31, 1995 are annualized.

RECENT PORTFOLIO PERFORMANCE

     The tables set forth below indicate the delinquency and net credit loss experience for the period from May 1995 through May 1996 of the Banks' total serviced portfolio of Motor Vehicle Loans (which portfolio includes certain Motor Vehicle Loans acquired by the Banks in acquisitions (such loans having a remaining aggregate principal balance of approximately $65 million as of May 31,
1996) and therefore represents a slightly larger portfolio than that from which the Receivables Pool was selected).

                             DELINQUENCY EXPERIENCE

                     5/96   4/96   3/96   2/96   1/96   12/95   11/95   10/95   9/95   8/95   7/95   6/95   5/95
                     ----   ----   ----   ----   ----   -----   -----   -----   ----   ----   ----   ----   ----
Total Delinquencies
  as a Percentage
  of Total Serviced
  Portfolio at
  Period End.......  2.10%  1.87%  1.80%  2.24%  2.48%  2.45 %  2.15 %  2.24 %  2.08%  1.92%  1.97%  1.61%  1.60%
                                           NET CREDIT LOSS EXPERIENCE
Monthly Net
  Charge-offs as a
  Percentage of
  Amount
  Outstanding......  1.06%  1.11%  1.14%  1.22%  1.30%  1.28 %  1.10 %  0.87 %  0.83%  0.68%  0.63%  0.60%  0.43%

     As shown above, the performance of the total portfolio has improved significantly over recent months and, DFSG believes, will continue to improve. The increase in delinquencies and net credit losses is attributed by DFSG management to a combination of factors which occurred from early 1994 to mid-1995.

     In early 1994, DFSG management made a conscious decision to maximize profits on the overall portfolio by buying more aggressively within the prime credit spectrum based on a risk-based tiered pricing program. At approximately the same time, the competitive environment in the auto lending industry began to change. In 1994 and early 1995, numerous new entrants in the auto lending industry greatly increased competition. The heightened competitive environment necessitated that indirect auto lenders purchase higher risk prime quality credits in order to retain market share and profitability. This trend was widely experienced by the entire auto lending industry, including banks, independent auto finance companies, and captive finance subsidiaries of major automobile manufacturers.

     DFSG management believes that the combination of market conditions and its concerted effort to purchase a wider array of credits was primarily responsible for the increase in net credit loss and delinquencies throughout 1995. In general, Motor Vehicle Loans originated during 1994 and early- to mid-1995 have exhibited higher levels of net credit losses and delinquencies than other Motor Vehicle Loans in the Banks' portfolio, especially in the higher risk segments. DFSG identified this trend at the end of the first quarter of 1995 and subsequently began reducing its purchases of lower credit quality prime automobile loans.

     In addition to the changes in its underwriting policy, DFSG focused on collections as a key component in reducing delinquencies and net credit losses. In particular, DFSG began increasing the number of full-time collectors it utilized on the portfolio of Motor Vehicle Loans. From June 1995 to September 1995, over 120 new collectors were retained by DFSG. Management believes that the increase in staffing coupled with various new collections initiatives has been very instrumental in reducing delinquencies and net credit losses.

     DFSG management believes that the return to more traditional credit underwriting for the Banks' in mid-1995 and the enhanced collections efforts instituted in June 1995 will result in continued improvement in the performance of the portfolio of Motor Vehicle Loans.

PAYMENTS ON THE RECEIVABLES

     The entire Pool Balance is attributable to Receivables that provide for the allocation of payments according to the "Simple Interest" method (each a "Simple Interest Receivable"). See "The Receivables Pools -- General" in the Prospectus for a description of the application of payments received on Simple Interest Receivables.

     The Receivables are prepayable at any time. Prepayments may also result from liquidations due to default, the receipt of monthly installments earlier than the scheduled due dates for such installments, the receipt of proceeds from credit life, disability, theft or physical damage insurance, repurchases by the Sellers as a result of certain uncured breaches of the warranties made by them in the Sale and Servicing Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Sale and Servicing Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including Obligor refinancings resulting from decreases in interest rates and the fact that the Obligor is generally not permitted to sell or transfer the Financed Vehicle securing a Receivable without the consent of the relevant Seller.

     Neither DFSG, the Servicer, the Sellers nor any of their affiliates maintains records adequate to provide quantitative data regarding prepayment experience on the Sellers' portfolio of Motor Vehicle Loans. However, the Sellers (i) believe that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life and (ii) estimate that the actual weighted average life of its portfolio of Motor Vehicle Loans ranges between 60% and 70% of their scheduled weighted average life. See "Maturity and Prepayment Considerations" herein and in the Prospectus.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     As the rate of payment of principal of each class of Notes and Certificates will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes and the final distribution in respect of each class of Certificates could occur significantly earlier than the respective final scheduled Distribution Dates. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

     The tables captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" and "Percent of Certificate Note Principal Amount of Various ABS Percentages" (the "ABS Tables") have been prepared on the basis of the characteristics of the Receivables. The ABS Tables assume that (i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (iii) payments on the Notes and distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the 15th day of each applicable month), (iv) the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, and (v) the Sellers exercise their option to purchase the Receivables on the first Distribution Date on which it is permitted to do so, as described herein. The pools have an assumed cut-off date of June 30, 1996. The ABS Tables indicate the projected weighted average life of each class of Notes and Certificates and sets forth the percent of the initial principal amount of each class of Notes and the percent of the initial Certificate Balance of each Class of Certificates that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, Contract Rate, original term to maturity and remaining term to maturity as of the Cut-Off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                             ORIGINAL TERM   REMAINING TERM
                                                  AGGREGATE       CONTRACT    TO MATURITY     TO MATURITY
                    POOL                      PRINCIPAL BALANCE     RATE      (IN MONTHS)     (IN MONTHS)
- --------------------------------------------  -----------------   --------   -------------   --------------
1...........................................     $                       %
2...........................................
3...........................................
4...........................................
5...........................................
6...........................................
7...........................................
8...........................................
9...........................................

     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of Notes and Certificates.

                    PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT
                           AT VARIOUS ABS PERCENTAGES

                         CLASS A-1 NOTES             CLASS A-2 NOTES             CLASS A-3 NOTES             CLASS A-4 NOTES
                   --------------------------- --------------------------- --------------------------- ---------------------------
DISTRIBUTION DATE   0.5%   1.0%   1.5%   2.0%   0.5%   1.0%   1.5%   2.0%   0.5%   1.0%   1.5%   2.0%   0.5%   1.0%   1.5%   2.0%
- ------------------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
Closing........... 100.0  100.0  100.0  100.0  100.0  100.0  100.0  100.0  100.0  100.0  100.0  100.0  100.0  100.0  100.0  100.0
08/15/96..........
09/15/96..........
10/15/96..........
11/15/96..........
12/15/96..........
01/15/97..........
02/15/97..........
03/15/97..........
04/15/97..........
05/15/97..........
06/15/97..........
07/15/97..........
08/15/97..........
09/15/97..........
10/15/97..........
11/15/97..........
12/15/97..........
01/15/98..........
02/15/98..........
03/15/98..........
04/15/98..........
05/15/98..........
06/15/98..........
07/15/98..........
08/15/98..........
09/15/98..........
10/15/98..........
11/15/98..........
12/15/98..........
01/15/99..........
02/15/99..........
03/15/99..........
04/15/99..........
05/15/99..........
06/15/99..........
07/15/99..........
Weighted Average
 Life
 (years)(1).......

- ---------------

(1) The weighted average life of a Class A-1 Note, Class A-2 Note, Class A-3 Note or Class A-4 Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Note.

     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

       PERCENT OF INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                                   CLASS B-1 CERTIFICATES      CLASS B-2 CERTIFICATES
                                                 --------------------------- ---------------------------
               DISTRIBUTION DATE                  0.5%   1.0%   1.5%   2.0%   0.5%   1.0%   1.5%   2.0%
- ------------------------------------------------ ------ ------ ------ ------ ------ ------ ------ ------
Closing......................................... 100.0  100.0  100.0  100.0  100.0  100.0  100.0  100.0
08/15/96........................................
08/15/96........................................
09/15/96........................................
10/15/96........................................
11/15/96........................................
12/15/96........................................
01/15/97........................................
02/15/97........................................
03/15/97........................................
04/15/97........................................
05/15/97........................................
06/15/97........................................
07/15/97........................................
08/15/97........................................
09/15/97........................................
10/15/97........................................
11/15/97........................................
12/15/97........................................
01/15/98........................................
02/15/98........................................
03/15/98........................................
04/15/98........................................
05/15/98........................................
06/15/98........................................
07/15/98........................................
08/15/98........................................
09/15/98........................................
10/15/98........................................
11/15/98........................................
12/15/98........................................
01/15/99........................................
02/15/99........................................
03/15/99........................................
04/15/99........................................
05/15/99........................................
06/15/99........................................
08/15/99........................................
Weighted Average Life (years)(1)................

- ---------------

(1) The weighted average life of a Class B-1 or Class B-2 Certificate is determined by (i) multiplying the amount of each distribution in respect of the Certificate Balance of a Certificate by the number of years from the date of the issuance of the Certificate to the related Distribution Date,
     (ii) adding the results and (iii) dividing the sum by the original Certificate Balance of the Certificate.

     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                  POOL FACTORS

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal amount of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal amount of such class of Notes. The "Certificate Pool Factor" for each Class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable Class of Certificates, as the case may be, as a result of scheduled payments, prepayments and liquidations of the Receivables. A Noteholder's portion of the aggregate outstanding principal amount of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Maturity and Prepayment Considerations" in the Prospectus. In addition, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Certificates will not receive any principal payments until the Class A-1 Notes have been paid in full, the Class A-3 Notes will not receive any principal payments until the Class A-2 Notes have been paid in full and the Class A-4 Notes will not receive any principal payments until the Class A-3 Notes have been paid in full. In addition, no principal payments on the Certificates will be made until the Distribution Date on which the Notes are paid in full. Finally, the Class B-2 Certificates will not receive any principal payments until the Class B-1 Certificates have been paid in full. See "Description of the Notes -- Payments of Principal" and "Description of the Certificates -- Distributions of Principal Payments" herein. As the rate of payment of principal of each class of Notes and Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes and the final distribution in respect of any class of Certificates could occur significantly earlier than the respective final scheduled Distribution Dates.

     It is expected that final payment of each class of Notes and the final distribution in respect of each class of Certificates will occur on or prior to the respective final scheduled Distribution Dates. Failure to make final payment of any class of Notes on or prior to the respective Final Scheduled Distribution Dates would constitute an Event of Default under the Indenture. See "Description of the Notes -- The Indenture -- Events of Default; Rights upon Event of Default." In addition, the Sale and Servicing Agreement requires that any remaining Certificate Balance of a class of Certificates be paid in full on the respective Final Scheduled Distribution Date. However, no assurance can be given that sufficient funds will be available to pay each class of Notes and Certificates in full on or prior to the respective final scheduled Distribution Dates. If sufficient funds are not available, final payment of any class of Notes and the final distribution in respect of any class of Certificates could occur later than such dates.

     The rate of prepayments of the Receivables may be influenced by a variety of economic, social and other factors, and under certain circumstances relating to breaches of representations, warranties or covenants, the Sellers and/or the Servicer will be obligated to repurchase Receivables from the Trust. See "Maturity and Prepayment Considerations" in the Prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the Receivables more quickly than expected and thereby reduce anticipated aggregate interest payments on the Securities. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders and the Certificateholders as set forth in the priority of distributions herein. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     Holders of Securities should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture, which are hereby incorporated by reference. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth under the headings "Description of the Notes" and "Description of Fixed and Floating Rate Options" in the Prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

     Each class of Notes will constitute Fixed Rate Securities, as such term is defined under "Description of Fixed and Floating Rate Options -- Fixed Rate Securities" in the Prospectus. Interest on the principal amounts of the classes of the Notes will accrue at the respective per annum Note Interest Rates and will be payable to the Noteholders monthly on each Distribution Date commencing
August   , 1996. Interest will accrue from and including the Closing Date (in the case of the first Distribution Date), or from the 15th day of the previous month, to but excluding the 15th day of the current month (each an "Interest Period"). Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the applicable Note Interest Rate plus 2.00% (to the extent lawful). Interest payments on the Notes will generally be derived from the Available Funds remaining after reimbursement of outstanding Servicer Advances made with respect to Receivables which became Defaulted Receivables during the related Collection Period and the payment of the Servicing Fee and from the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein. Interest payments to all classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

PAYMENTS OF PRINCIPAL

     Principal payments will be made monthly to the Noteholders on each Distribution Date in an amount generally equal to the Noteholders' Percentage of the amount (such amount, the "Regular Principal") equal to the sum of (a) the principal portion of all payments collected, and (b) the principal balance of each Receivable purchased by the Servicer, repurchased by the Sellers or liquidated by the Servicer, each with respect to the preceding Collection Period. Principal payments on the Notes generally will be derived from the Available Funds and the amount, if any, in the Reserve Account up to the Available Reserve Amount remaining after reimbursement of outstanding Servicer Advances made with respect to Receivables which became Defaulted Receivables during the related Collection Period and the payment of the Servicing Fee and the Accrued Note Interest. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

     On the fifth Business Day preceding each Distribution Date (a "Determination Date"), the Indenture Trustee will determine the amount in the Collection Account allocable to interest and the amount allocable to principal on the basis described under "Description of the Transfer and Servicing Agreements -- Distributions" in the Prospectus, and payments to Securityholders on the following Distribution Date will be based on such allocation.

     Principal payments on the Notes will be applied on each Distribution Date, first, to the principal amount of the Class A-1 Notes until such principal amount is reduced to zero, then second, to the principal amount of the Class A-2 Notes until such principal amount is reduced to zero, then third, to the principal amount of the Class A-3 Notes until such principal amount is reduced to zero and then fourth, to the principal amount of the Class A-4 Notes until the principal amount is reduced to zero. The principal amount of the Class A-1 Notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Distribution Date, the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled Distribution Date, the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the Class A-3 Final Scheduled Distribution Date and the principal amount of the Class A-4 Notes, to the extent not previously paid, will be due on the Class A-4 Final Schedule Distribution Date. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier or later than the respective Final Scheduled Distribution Dates set forth above based on a variety of factors, including those described under "Maturity and Prepayment Considerations" herein and in the Prospectus.

STATEMENTS TO NOTEHOLDERS AND NOTE OWNERS

     Unless and until Definitive Notes are issued, unaudited monthly and annual reports concerning the Receivables and each Trust, prepared by the Servicer and delivered by the Indenture Trustee, on behalf of the Trust, will be sent to each Noteholder pursuant to the Indenture. Such reports will not contain audited financial statements with respect to the Trust. Note Owners may obtain the monthly statements and annual tax statement and tax information provided to the Noteholders and the Indenture Trustee by the Servicer free of charge (except for copying and postage costs) by request in writing to the Indenture Trustee at
[                    , Attention:                    .] See "Book-Entry and
Definitive Securities; Reports to Securityholders -- Reports to Securityholders" in the Prospectus for a description of such statements.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth under the headings "Description of the Certificates," "Description of Fixed and Floating Rate Options," "Book-Entry and Definitive Securities; Reports to Securityholders" and "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

DISTRIBUTIONS OF INTEREST INCOME

     On each Distribution Date, commencing August, 1996, the Certificateholders of each class of Certificates will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance of each class of Certificates at the applicable Certificate Rate. The Certificates will constitute Fixed Rate Securities, as such term is defined under "Description of Fixed and Floating Rate

Options -- Fixed Rate Securities" in the Prospectus. Interest in respect of a Distribution Date will accrue from and including the Closing Date (in the case of the first Distribution Date) or from and including the 15th day of the previous month but excluding the 15th day of the current month following Distribution Date, and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the applicable Certificate Rate (to the extent lawful). Interest distributions with respect to the Certificates will generally be funded from the portion of the Available Funds and the funds in the Reserve Account remaining after reimbursement of Outstanding Advances on Receivables which became Defaulted Receivables during the related Collection Period, the distribution of the Servicing Fee and the Noteholders' Payment Amount and, in the case of the Class B-2 Certificates, interest due on the Class B-1 Certificates. Following the occurrence of an Event of Default resulting in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, the Noteholders will be entitled to be paid in full before any distributions may be made on the Certificates. See "Description of the Transfer and Servicing Agreements -- Distributions" and
"-- Reserve Account" herein.

DISTRIBUTIONS OF PRINCIPAL PAYMENTS

     Certificateholders will be entitled to distributions on each Distribution Date, commencing with the Distribution Date on which the Notes are paid in full, in an amount generally equal to the Certificateholders' Percentage of the Regular Principal. Distributions with respect to principal payments will generally be funded from the portion of the Available Funds and funds in the Reserve Account remaining after reimbursement of Outstanding Advances on Receivables which became Defaulted Receivables during the related Collection Period, the distribution of the Servicing Fee, the Noteholders' Payment Amount and the Accrued Certificate Interest. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein. However, following the occurrence of an Event of Default resulting in an acceleration of the Notes or following an Insolvency Event or a dissolution with respect to NAFC, the Noteholders will be entitled to be paid in full before any distributions may be made on the Certificates.

OPTIONAL PREPAYMENT

     If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 5% or less of the Initial Pool Balance, Certificateholders of each class will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance together with accrued interest at the applicable Certificate Rate, which distribution shall effect the early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus. No prepayment premium will be payable to Certificateholders in connection with any such prepayment.

STATEMENTS TO CERTIFICATEHOLDERS

     Unaudited monthly and annual reports concerning the Receivables and the Trust, prepared by the Servicer and delivered by the Indenture Trustee, on behalf of the Trust, will be sent to each Certificateholder pursuant to the Trust Agreement. Such reports will not contain audited financial statements with respect to the Trust.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the headings

"Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

ACCOUNTS

     In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, the Servicer will also establish and will maintain with the Indenture Trustee the Reserve Account, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

SERVICING COMPENSATION AND EXPENSES

     The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be 1.00% per annum of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date from Available Funds after the reimbursement of Outstanding Advances on Receivables which became Defaulted Receivables during the related Collection Period. The Servicer is also entitled to receive any late, prepayment, and other administrative fees and expenses collected during the Collection Period plus any interest earned during the Collection Period on deposits made with respect to the Receivables plus Investment Earnings, if any, on the Collection Account, the Note Payment Account, and the Certificate Distribution Account. See "Description of the Transfer and Servicing
Agreements -- Servicing Compensation and Expenses" in the Prospectus.

ADVANCES

     Servicer Advances. As of the last day of each Collection Period, the Servicer will, subject to the limitations described in the following sentence, make a payment (an "Advance") with respect to each Receivable (other than a Defaulted Receivable) in an amount equal to the excess, if any, of (x) the amount of interest due on such Receivable at its applicable Contract Rate, over
(y) the interest actually received by the Servicer with respect to such Receivable (whether from the Obligor or payments of the Purchase Amount) during or with respect to such Collection Period. The Servicer may elect not to make an Advance of due and unpaid interest with respect to a Receivable to the extent that the Servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such Receivable or from funds in the Reserve Account.

     To the extent that the amount set forth in clause (y) above with respect to a Receivable is greater than the amount set forth in clause (x) above with respect thereto, such amount shall be distributed to the Servicer on the related Distribution Date. Any such payment will only be from accrued interest due from the Obligor under such Receivable.

     The Servicer will deposit Advances, if any, into the Collection Account on the applicable Deposit Date.

DISTRIBUTIONS

     Deposits to Collection Account. On or before each Determination Date, the Servicer will provide the Trustee with a certificate (the "Servicer's Certificate") containing certain information with respect to the preceding Collection Period, including the amount of aggregate collections on the Receivables during such Collection Period, the aggregate amount of Receivables which became Defaulted Receivables during such Collection Period, the aggregate Purchase Amounts of Receivables to be repurchased by the Sellers or to be purchased by the Servicer on the related Deposit Date and the aggregate amount to be withdrawn from the Reserve Account.

     On or before each Deposit Date (a) the Servicer will cause all Collections and Liquidation Proceeds and Recoveries to be deposited into the Collection Account and will deposit into the Collection Account all Purchase Amounts of Receivables to be purchased by the Servicer on such Deposit Date, (b) the Sellers will deposit into the Collection Account all Purchase Amounts of Receivables to be repurchased by the Sellers on such Deposit Date, (c) the Servicer will deposit all Advances for the related Distribution Date into the Collection Account.

     "Available Funds" means, with respect to a Distribution Date, the sum of the Available Interest and the Available Principal.

     "Available Interest" means, with respect to any Distribution Date, the excess of (a) the sum of (i) Interest Collections for such Distribution Date and
(ii) all Advances made by the Servicer with respect to such Distribution Date over (b) amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective Contract Rates (assuming that a payment is received on each Simple Interest Receivable on the due date thereof) (which amounts will be applied to reimburse Advances previously made but not reimbursed (each, an "Outstanding Advance") to be reimbursed on or with respect to such Distribution
Date).

     "Available Principal" means, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all Collections on the Receivables allocable to principal in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Sellers or purchased by the Servicer under an obligation which arose during the related Collection Period; and (iii) all Liquidation Proceeds, to the extent allocable to principal, received during such Collection Period. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

     "Collections" mean, with respect to any Distribution Date, all collections on the Receivables.

     "Defaulted Receivable" means, with respect to any Collection Period, a Receivable (other than a Purchased Receivable) which the Servicer, on behalf of the Trust, has determined to charge off during such Collection Period in accordance with its customary servicing practices.

     "Interest Collections" mean, with respect to any Distribution Date, the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all Collections on the Receivables allocable to interest in accordance with the terms of the Receivables and the Servicer's customary servicing procedures; (ii) all Liquidation Proceeds, to the extent allocable to interest, received during such Collection Period; (iii) all Recoveries and (iv) to the extent attributable to accrued interest, the Purchase Amount with respect to each Receivable repurchased by the Sellers or purchased by the Servicer under an obligation which arose during such Collection Period. "Interest Collections" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

     "Liquidation Proceeds" mean, with respect to any Distribution Date and a Receivable that has become a Defaulted Receivable during a related Collection Period, (i) insurance proceeds received during such Collection Period by the Servicer, with respect to insurance policies relating to the Financed Vehicle or the Obligor, (ii) amounts received by the Servicer during such Collection Period from a Dealer in connection with such Defaulted Receivable pursuant to the exercise of rights under a Dealer Agreement, and (iii) the monies collected by the Servicer (from whatever source, including, but not limited to proceeds of a sale of a Financed Vehicle or deficiency balance recovered after the charge off of the related Receivable) during such Collection Period on such Defaulted Receivable net of any fees, costs and expenses incurred by the Servicer in connection therewith and any payments required by law to be remitted to the Obligor. Liquidation Proceeds shall be applied first to accrued and unpaid interest on the Receivable and then to the principal balance thereof.

     "Purchased Receivable" means, at any time, a Receivable as to which payment of the Purchase Amount has previously been made by the Sellers or the Servicer pursuant to the Sale and Servicing Agreement.

     "Recoveries" mean, with respect to any Collection Period, all monies received by the Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of any fees, costs and expenses incurred by the Servicer in connection with the collection of such Receivable and any payments required by law to be remitted to the Obligor.

     Monthly Withdrawals from Collection Account. On each Distribution Date, the Servicer will allocate amounts on deposit in the Collection Account as described under "Description of the Transfer and Servicing
Agreements -- Distributions -- Allocation of Collections on Receivables" in the Prospectus and will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the amount then on deposit in the Collection Account, in the following order of priority:

          (i) to the Servicer, the Outstanding Advances on Receivables which became Defaulted Receivables during the related Collection Period;

          (ii) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

          (iii) to the Note Payment Account, from the Available Funds remaining after the application of clauses (i) and (ii), the Accrued Note Interest;

          (iv) to the Note Payment Account, from the Available Funds remaining after the application of clauses (i) through (iii), the Noteholders' Principal Payment Amount;

          (v) to the Certificate Distribution Account, from the Available Funds remaining after the application of clauses (i) through (iv), the Accrued Certificate Interest;

          (vi) to the Certificate Distribution Account, from the Available Funds remaining after the application of clauses (i) through (v), the Certificateholders' Principal Distribution Amount, if any; and

          (vii) to the Reserve Account, the Available Funds remaining after the application of clauses (i) through (vi).

     Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes or following an Insolvency Event with respect to NAFC, the Available Funds remaining after the application of clauses (i), (ii) and (iii) above will be deposited in the Note Payment Account to the extent necessary to reduce the principal amount of all the Notes to zero, and the Certificateholders will not receive any distributions until the principal amount and accrued interest on the Notes has been paid in full.

     On each Determination Date (other than the first Determination Date), the Servicer will provide the Indenture Trustee with certain information with respect to the Collection Period related to the prior Distribution Date, including the amount of aggregate collections on the Receivables, the aggregate amount of Receivables which were written off, the aggregate Advances to be made by the Servicer and the aggregate Purchase Amount of Receivables to be repurchased by the Sellers or to be purchased by the Servicer.

     For purposes hereof, the following terms shall have the following meanings:

     "Accrued Note Interest" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Accrued Interest for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Note Interest Rate borne by each class of the Notes for the related Interest Period plus 2.00% per annum.

     "Noteholders' Monthly Accrued Interest" means, with respect to any Distribution Date, interest accrued for the related Interest Period on each class of Notes at the respective Note Interest Rate for such class on the outstanding principal amount of the Notes of such class on the immediately preceding Distribution Date after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

     "Noteholders' Monthly Principal" means, with respect to any Distribution Date, the Noteholders' Percentage of the Regular Principal.

     "Noteholders' Payment Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Payment Amount and the Accrued Note Interest.

     "Noteholders' Percentage" means (i) 100% for each Distribution Date to and including the Distribution Date on which the principal amount of the Notes is reduced to zero, and (ii) zero for each Distribution Date thereafter.

     "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Payment Account.

     "Noteholders' Principal Payment Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Payment Amount shall not exceed the outstanding principal amount of the Notes; and provided, further, that (i) the Noteholders' Principal Payment Amount on the Class A-1 Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-1 Notes to zero; (ii) the Noteholders' Principal Payment Amount on the Class A-2 Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-2 Notes to zero; (iii) on the Class A-3 Final Scheduled Distribution Date the Noteholders' Principal Payment Amount shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-3 Notes to zero; and (iv) on the Class A-4 Final Scheduled Distribution Date the Noteholders' Principal Payment Amount shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Payment Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-4 Notes to zero.

     "Accrued Certificate Interest" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Accrued Interest for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

     "Certificate Balance" shall mean, with respect to the Class B-1
Certificates, initially, $          and, thereafter, equals the initial
Certificate Balance of such Class of Certificates, reduced by all amounts allocable to principal previously distributed to Certificateholders of such Class and, with respect to the Class B-2 Certificates, initially, $ and, thereafter, equals the initial Certificate Balance of such Class of Certificates, reduced by all amounts allocable to principal previously distributed to Certificateholders of such Class.

     "Certificateholders' Distribution Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distribution Amount and the Accrued Certificate Interest.

     "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Accrued Interest for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the respective Certificate Rates for the related Interest Period.

     "Certificateholders' Monthly Accrued Interest" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the respective Certificate Rate for each class of Certificates on the applicable Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments allocable to the reduction of the applicable Certificate Balance made on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

     "Certificateholders' Monthly Principal" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Regular Principal.

     "Certificateholders' Percentage" means (i) for each Distribution Date to and including the Distribution Date on which the principal amount of all classes of the Notes is reduced to zero, zero, and (ii) for each Distribution Date thereafter to and including the Distribution Date on which the Certificate Balance is reduced to zero, 100%.

     "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

     "Certificateholders' Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal for
such Distribution Date and the           Certificateholders' Principal Carryover
Shortfall as of the close of the preceding Distribution Date; provided, however, that (i) the principal required to be distributed to Certificateholders on the Class B-1 Final Scheduled Distribution Date shall not be less than the amount necessary (after giving effect to other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Class B-1 Certificate Balance to zero and remaining after any required distribution in respect of the Notes and (ii) the principal required to be distributed to Certificateholders on the Class B-2 Final Scheduled Distribution Date shall include the lesser of (a) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Class B-2 Final Scheduled Distribution Date or (b) the portion of the amount required to be advanced under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Class B-2 Certificate Balance to zero.

     On each Distribution Date, all amounts on deposit in the Note Payment Account (other than any Investment Earnings) will be paid in the following order of priority:

          (i) to the Noteholders, accrued and unpaid interest on the outstanding principal amount of the applicable class of Notes at the applicable Note Interest Rate;

          (ii) to the Class A-1 Noteholders in reduction of principal until the principal amount of the Class A-1 Notes has been reduced to zero;

          (iii) to the Class A-2 Noteholders in reduction of principal until the principal amount of the Class A-2 Notes has been reduced to zero;

          (iv) to the Class A-3 Noteholders in reduction of principal until the principal amount of the Class A-3 Notes has been reduced to zero; and

          (v) to the Class A-4 Noteholders in reduction of principal until the principal amount of the Class A-4 Notes has been reduced to zero.

     On each Distribution Date, all amounts on deposit in the Certificate Distribution Account (other than Investment Earnings thereon) will be distributed in the following order of priority:

          (i) to the Class B-1 Certificateholders, accrued and unpaid interest on the outstanding principal amount of the Class B-1 Certificates at the Class B-1 Certificate Rate;

          (ii) to the Class B-2 Certificateholders, accrued and unpaid interest on the outstanding principal amount of the Class B-2 Certificates at the Class B-2 Certificate Rate;

          (iii) to the Class B-1 Certificateholders in reduction of the principal balance of the Class B-1 Certificates until the principal balance thereof has been reduced to zero; and

          (iv) to the Class B-2 Certificateholders in reduction of the principal balance of the Class B-2 Certificates until the principal balance thereof has been reduced to zero.

RESERVE ACCOUNT

     The rights of the Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Sale and Servicing Agreement. The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with a deposit initially by the Sellers on the Closing Date in the amount of $53,404,692 (such deposit, the "Reserve Account Initial Deposit").

     Subject to reduction as hereafter described, the "Specified Reserve Account Balance" with respect to any Distribution Date means the greater of (i) the sum of (x) 4.0% of the Pool Balance as of the last day of the prior Collection Period plus (so long as the Notes are still outstanding) plus (y) an amount equal to three months interest on the Certificate Balances as determined by using the weighted average coupon of the Certificates before giving effect to reductions of the Certificate Balances on such date (the "Specified Certificate Interest Reserve Amount") and (ii) $26,702,346.

     If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, except as described below and subject to certain limitations, the Servicer will instruct the Indenture Trustee to distribute such excess to the holder of the right to receive such amount (the "Contingent Payment Right"). Upon any distribution to the holder of the Contingent Payment Right of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.

     Amounts held from time to time in the Reserve Account will be held for the benefit of Noteholders and Certificateholders. On each Distribution Date, funds will be withdrawn from the Reserve Account up to the Available Reserve Amount to the extent that the Available Funds (after reimbursement of Outstanding Advances on Receivables which became Defaulted Receivables during the related Collection Period and the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Payment Amount and will be deposited in the Note Payment Account. In addition, funds will be withdrawn from the Reserve Account up to the Available Reserve Amount (as reduced by any withdrawal pursuant to the preceding sentence) to the extent that the Available Funds remaining after reimbursement of Outstanding Advances on Receivables which became Defaulted Receivables during the related Collection Period and the payment of the Servicing Fee and the deposit of the Noteholders' Payment Amount in the Note Payment Account is less than the Certificateholders' Distribution Amount and will be deposited in the Certificate Distribution Account. If funds applied in accordance with the preceding sentence are insufficient to distribute interest due on the Certificates, subject to certain limitations, funds will be withdrawn from the Reserve Account and applied to distribute interest due on the Certificates to the extent of the Certificate Interest Reserve Amount. On each Distribution Date, the Reserve Account will be reinstated first up to the Specified Certificate Interest Reserve Amount and second up to the Specified Reserve Account Balance to the extent, if any, of the Available Funds remaining after reimbursement of Outstanding Advances on Receivables which became Defaulted Receivables during the related Collection Period and payment of the Servicing Fee, the deposit of the Noteholders' Payment Amount into the Note Payment Account and the deposit of the Certificateholders' Distribution Amount into the Certificate Distribution Account.

     "Available Reserve Amount" means, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Account on such Distribution Date less the Certificate Interest Reserve Amount with respect to such Distribution Date, in each case, before giving effect to any reduction thereto on such Distribution Date.

     "Certificate Interest Reserve Amount" means on any Distribution Date, an amount equal to the lesser of (i) three months interest on the Certificates Balance using the weighted average coupon of the Certificates of the Certificates Balance (before giving effect to reductions thereof on such date) and (ii) the remaining amounts on deposit.

     If on any Distribution Date the entire Noteholders' Payment Amount for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account) is not deposited in the Note Payment Account, the Certificateholders generally will not receive any distributions.

     After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Securities and (ii) the outstanding principal amount of the Securities, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the holder of the Contingent Payment Right.

     The Reserve Account is intended to enhance the likelihood of receipt by the Noteholders and the Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders and the Certificateholders will experience losses. In addition, the subordination of the Certificates to the Notes is intended to enhance further the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders or Certificateholders could incur losses or a shortfall in the amounts distributed to the Noteholders or the Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of material anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies ("RIC's") or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The Trust will be provided with an opinion of Special Tax Counsel regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS.

SCOPE OF THE TAX OPINIONS; TAX CHARACTERIZATION OF THE TRUST

     In the opinion of Special Tax Counsel, upon issuance of the Notes and Certificates the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Any such opinion will be filed either as an exhibit to the registration statement of which this Prospectus forms a part or will be filed as an exhibit to a Form 8-K filed in connection with the establishment of the related Trust and issuance of Securities. This opinion is based on the assumption that the terms of the

Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust does not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) either the nature of the income of the Trust will exempt it from the provisions of the Code requiring certain publicly traded partnerships to be taxed as corporations or the Trust will otherwise qualify for an exemption from the rules governing publicly traded partnerships. Further, with respect to the Notes, Special Tax Counsel is of the opinion that the Notes will be classified as debt for federal income tax purposes.

     In addition, Special Tax Counsel has prepared or reviewed the statements under the heading "Summary -- Tax Status" relating to federal income tax matters and under the heading "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the certificates.

     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all of its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce the amount of cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Noteholders will be deemed to have agreed by their purchase of the Notes, to treat the Notes as debt for federal income tax purposes. The discussion below assumes that this characterization of the Notes is correct.

     Original Issue Discount. A Note will be treated as issued with Original Issue Discount ("OID") if the excess of the Note's "stated redemption price at maturity" over the issue price equals or exceeds a de minimis amount equal to
 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a Note) to its maturity.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Note and its issue price. A holder of a Note must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Note will be considered to be zero if it is less than a de minimis amount determined as described above.

     However, the amount of any de minimis OID must be included in income as principal payments are received on a Note, in the proportion that each such payment bears to the original principal amount of the Note. The issue price of a Note will generally be the initial offering price at which a substantial amount of the Notes are sold. The Trust intends to treat the issue price as including, in addition, the amount paid by the Noteholder for accrued interest that relates to a period prior to the Closing Date of such Note. Under applicable Treasury regulations governing the accrual of OID (the "OID Regulations"), the stated redemption price at maturity is the sum of all payments on the Note other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Note and a single fixed rate, or certain variable rates of interest that is unconditionally payable at least annually.

     The Holder of a Note issued with OID must include in gross income, for all days during its taxable year on which it holds such Note, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of an obligation the principal on which is subject to prepayment as a result of prepayments on the underlying collateral, (a "Prepayable Obligation"), such as the Notes, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount, premium and
market discount, if any, is     % ABS. The amount of OID that will accrue during
an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Note as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Note, over the "adjusted issue price" of the Note at the beginning of the accrual period. An "accrual period" is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The Issuer intends to report OID on the basis of an accrual period that corresponds to the interval between payment dates. The adjusted issue price of a Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

     The effect of this method is to increase the portions of OID required to be included in income by a Noteholder to take into account prepayments on the Receivables at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Noteholder to take into account prepayments with respect to the Receivables at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Noteholders based on the Prepayment Assumption, no representation is made to Noteholders that Receivables will be prepaid at that rate or at any other rate.

     A holder of a Note that acquires the Note for an amount that exceeds its stated redemption price will not include any OID in gross income. A subsequent holder of a Note which acquires the Notes for an amount that is less than its stated redemption price will be required to include OID in gross income, but such a holder who purchases such Note for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Note's issue price) to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is the excess of (w) the purchaser's adjusted basis in the Note immediately after purchase thereof over (x) the adjusted issue price of the Note, and the denominator of which is the excess of (y) all amounts remaining to be paid on the Note after the purchase date, other than qualified stated interest, over (z) the adjusted issue price of the Note.

     Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a Note may elect to include all income that accrues on the Note using the constant yield method. If a Noteholder makes this election, income on a Note will be calculated as though (i) the issue price of the Note were equal to the Noteholder's adjusted basis in the Note immediately after its acquisition by the Noteholder;
(ii) the Note were issued on the Noteholder's acquisition date; and (iii) none of the interest payments on the Note were "qualified stated interest." A Noteholder may make such an election for a Note that has premium or market discount, respectively, only if the Noteholder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "-- Market Discount" and "-- Amortizable Bond Premium."

     Market Discount. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of section 1276 of the Code. In general, these rules provide that if the Note Owner purchases a Note at a market discount (that is, a discount from its stated redemption price at maturity or, if the Notes were issued with OID, its original issue price plus any accrued original issue discount that exceeds a de minimis amount specified in the Code) and thereafter (a) recognizes gain upon a disposition, or

(b) receives payments of principal, the lesser of (i) such gain or principal payment or (ii) the accrued market discount will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Note Owner held the Note and the denominator of which is the number of days from the date the Note Owner acquired the Note until its maturity date. The Note Owner may elect, however, to determine accrued market discount under the constant-yield method.

     Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if the Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     Amortizable Bond Premium. In general, if a Note Owner purchases a Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Note. Such Note Owner's tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

     Short-Term Obligations. Under the Code, special rules apply to Notes that have a maturity of one year or less from their date of original issuance ("Short-Term Notes"). Such Notes are treated as issued with "acquisition discount" which is calculated and included in income under principles similar to those governing OID except that "acquisition discount" is equal to the excess of all payments of principal and interest on the Short-Term Notes over their issue price. In general, an individual or other cash basis holder of a short-term obligation is not required to accrue acquisition discount for federal income tax purposes unless it elects to do so. Accrual basis Noteholders and certain other Noteholders, including banks, regulated investment companies, dealers in securities and cash basis Noteholders who so elect, are required to accrue acquisition discount on Short-Term Notes on either a straight-line basis or under a constant yield method (based on daily compounding), at the election of the Noteholder. In the case of a Noteholder not required and not electing to include acquisition discount in income currently, any gain realized on the sale or retirement of the Short-Term Notes will be ordinary income to the extent of the acquisition discount accrued on a straight-line basis (unless an election is made to accrue the acquisition discount under the constant yield method) through the date of sale or retirement. Noteholders who are not required and do not elect to accrue acquisition discount on Short-Term Notes will be required to defer deductions for interest on borrowings allocable to short term obligations in an amount not exceeding the deferred income until the deferred income is realized.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by any bond premium previously amortized and principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest, accrued market discount or OID that has not previously accrued, in each case to the extent not previously included in income. Capital losses incurred on sale or disposition of a Note generally may be used only to offset capital gains.

     Non-U.S. Note Owners. In general, a non-U.S. Note Owner will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Note unless (i) the non-U.S. Note Owner actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Sellers (or affiliate of the Seller) entitled to vote (or of a profits or capital interest of the Trust), (ii) the non-U.S. Note Owner is a controlled foreign corporation that is related to the Sellers (or the Trust) through stock ownership, (iii) the non-U.S. Note Owner is a bank receiving interest described in Code Section 881(c)(3)(A), (iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Note Owner bears certain relationships to any Certificate Owner. To qualify for the exemption from taxation, the Note Owner must comply with applicable certification requirements.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. federal tax and U.S. federal tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF OFFERED CERTIFICATES

     Treatment of the Trust as a Partnership. The Sellers and the Servicer will agree, and the Certificateholders of the Trust will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders of the Trust (including, potentially, the Sellers and NB-SPC), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates evidencing interests in the Trust, the Notes, the Sellers and the Servicer is not clear because there is no authority on transactions closely comparable to those contemplated herein.

     A variety of alternative characterizations of the Certificates are possible. For example, because the Certificates of beneficial interest in the Trust generally will have certain features characteristic of debt, the Certificates issued by the Trust might be considered debt of NAFC or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, the Certificates are not Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates.

     Partnership Taxation. Assuming that the Trust is classified as a partnership, the Trust will not be subject to federal income tax, but each Certificateholder will be required to take into account separately such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest accrued on the Receivables (including appropriate adjustments for market discount (as discussed below), and any OID and bond premium), investment income from investments of collections held between Distribution Dates, any gain upon, or with respect to, collection or disposition of the Receivables and any income earned on any notional principal contracts. The Trust's deductions will consist primarily of interest accruing on the Notes, servicing and other fees and losses or deductions upon, or with respect to, collection or the disposition of the Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. In the Trust Agreement, the Certificateholders of the Trust will agree that the yield on a Certificate is intended to qualify as a "guaranteed payment" and not as a distributive share of partnership income. A guaranteed payment would be treated by a Certificateholder as ordinary income, but may well not be treated as interest income. The Trust Agreement will provide that, to the extent that such treatment is not respected, the Certificateholders will be allocated ordinary gross income of the Trust for each interest period equal to the sum of (i) the amount of interest that accrues on the Certificates for such interest period based on the Certificate Rate; (ii) an amount equivalent to interest that accrues during such interest period on amounts previously due on the Certificates but not yet distributed; and (iii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price. All remaining taxable income of the Trust generally will be allocated to the [the Sellers] [NAFC], [[as "] [the] [general partner]["] of the Trust].

     Except as set forth below, losses and deductions generally will not be allocated to the Certificateholders of the Trust except to the extent the Certificateholders of the Trust are reasonably expected to bear the economic burden of such losses or deductions. Further, losses and deductions will not be allocated to Certificateholders of a particular class of Certificates except to the extent the Certificateholders of such class of Certificates are expected to bear the economic burden of such losses or deductions. Any such losses could be characterized as capital losses deductible by the Certificateholder only against capital gain income, while any such deductions would be subject to the limitations set forth below. Accordingly, a Certificateholder's taxable income from the Trust could exceed the cash it is entitled to receive from the Trust.

     Although the allocation of gross income to Certificateholders provided above as an alternative to the characterization of the yield on the Certificates as guaranteed payments is intended to comply with applicable Treasury regulations and other authorities, no assurance can be given that the IRS would not instead require that Certificateholders be allocated a distributive share of partnership net income or loss. Moreover, if losses or deductions were allocated to Certificateholders, such losses or deductions would, to the extent that funds were available therefor, later be reimbursed through allocations of ordinary income.

     It is believed that allocating partnership income on the foregoing basis should comport with the partners' economic interests in the partnership, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders of the Trust. Moreover, under this alternative method of allocation, Certificateholders may be allocated income equal to the amount of interest accruing on the Certificates based on the Certificate Rate even though the Trust might not have sufficient cash to make current cash distributions of such amount or Certificateholders may have no right to cash equal to such amount. Thus, cash basis Certificateholders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocation and tax reporting will be done on a uniform basis for all Certificateholders of the Trust but Certificateholders of the Trust may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     Certificateholders will be required to report items of income, loss and deduction allocated to them by the Trust in the Certificateholder's taxable year in which or with which the taxable year of the Trust to which such allocations relate ends. The Code prescribes certain rules for determining the taxable year of the Trust. It is likely that, under these rules, the taxable year of the Trust will be the calendar year. However, in the event that all of the Certificateholders possessing a 5 percent or greater interest in the equity or the profits of the Trust share a taxable year that is other than the calendar year, the Trust would be required to use that year as its taxable year.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code. The characterization under the Trust Agreement of yield on the Certificates as a guaranteed payment could adversely affect taxpayers, such as RICs and real estate investment trusts ("REITs"), that expect to earn "interest" income.

     Limitations on Losses. Under the "passive activity" rules of the Code, any loss allocated to a Certificateholder who is a natural person, estate, trust, closely held "C" corporation or personal service corporation would be a passive activity loss while, for purposes of those rules, income allocated to such a Certificateholder would be "portfolio income."

     In addition a taxpayer that is an individual, trust or estate may generally deduct miscellaneous itemized deductions (which do not include interest expense) only to the extent they exceed two percent of the individual's adjusted gross income. Those limitations would apply to an individual Certificateholder's share of expenses of the Trust (including fees paid to the Servicer) and might result in such holder having net taxable income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Receivables [were not] [were] issued with OID or imputed interest, and, therefore, the Trust should not have OID or imputed interest income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will, however, recognize gain to the extent any money distributed exceeds the Certificateholder's adjusted basis in the Certificates (as described below under "Disposition of Certificates") immediately before distribution, and a Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any such gain or loss would be long-term capital gain or loss if the holding period of the Certificates were more than one year, assuming that the Certificates are held as capital assets.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special federal income tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Sellers are authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and federal income tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file federal income tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and federal taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and federal taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Under these audit procedures, the tax treatment of items of Trust income, gain, loss, deduction and credit would be determined at the Trust level in a unified proceeding, rather than in separate proceedings with each Certificateholder. Generally, the statute of limitations for Trust items does not expire before three years after the date on which the partnership information return is filed. The General Partner will be designated the "tax matters partner" for the Trust and, as such, is designated to receive notice on behalf of, and to provide notice to those Certificateholders not receiving notice from, the IRS, and to represent the Certificateholders in any dispute with the IRS. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and while the Certificateholders may participate in any adjudicative process that is undergone at the Trust level in arriving at such a determination, such Certificateholders will be precluded from separately litigating a proposed adjustment to the items of the Trust. As the tax matters partner, the General Partner may enter into a binding settlement on behalf of all Certificateholders with a less than a 1 percent interest in the Partnership (except for any group of such Certificateholders with an aggregate interest of 5 percent or more in Trust profits that elects to form a notice group or Certificateholders who otherwise notify the IRS that the General Partner is not authorized to settle on their behalf). In the absence of a proceeding at the Trust level, a Certificateholder under certain circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a Trust item. Each Certificateholder is advised to consult its own tax advisor with respect to the impact of these procedures on its particular case.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain identification procedure and is not an exempt recipient under applicable provisions of the Code.

TAX CONSEQUENCES TO NON-U.S. CERTIFICATEHOLDERS

     The Certificates may not be purchased by persons other than U.S. persons and non-U.S. persons who will satisfy the Sellers and the Trustee of the Trust that such non-U.S. person will be taxed with respect to its ownership of Certificates as if it were a U.S. person. However, in the case of such a non-U.S. person, the Trust will withhold U.S. income tax at the highest marginal rate.

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

THE NOTES

     The Notes may, in general, be purchased by or on behalf of (i) "employee benefit plans" (as defined in Section 3(3) of ERISA), (ii) "plans" described in
Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh Plans, or (iii) entities whose underlying assets include plan assets by reason of a plan's investment in such entity (each, a "Plan"). However, the acquisition and holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA and the Code if the Trust, the Owner Trustee, the Indenture Trustee, any holder of the Certificates or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Code, respectively) with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Plan depending on the type and circumstances of the Plan fiduciary making the decision to acquire a Note. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

THE CERTIFICATES

     The Certificates may not be acquired by a Plan or a person investing "plan assets" of a Plan (including without limitation, for this purpose, any insurance company general account, but excluding any entity registered under the Investment Company Act of 1940, as amended) (each, a "Plan Investor"). In addition, investors other than Plan Investors should be aware that a prohibited transaction under ERISA and the Code could be deemed to occur if any holder of the Certificates or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to any Plan that acquires and holds the Notes without such Plan being covered by one or more exemptions from the prohibited transaction rules. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Note Underwriting Agreement"), the Sellers have agreed to cause the Trust to sell to each of the Note Underwriters named below (collectively, the "Note Underwriters"), and each of the Note Underwriters has severally agreed to purchase, the initial principal amount of Notes set forth opposite its name below:

                                         PRINCIPAL   PRINCIPAL   PRINCIPAL   PRINCIPAL
                                         AMOUNT OF   AMOUNT OF   AMOUNT OF   AMOUNT OF
                                         CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4
             NOTE UNDERWRITERS             NOTES       NOTES       NOTES       NOTES
    -----------------------------------  ---------   ---------   ---------   ---------
      NationsBanc Capital Markets,
         Inc...........................     $           $           $           $

                                            ---         ---         ---         ---
              Total....................     $           $           $           $
                                         =========== =========== =========== ===========

     The Sellers have been advised by the Note Underwriters that they propose initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of
  % per Class A-1 Note,      % per Class A-2 Note,      % per Class A-3 Note and
  % per Class A-4 Note. The Note Underwriters may allow, and such dealers may
reallow, a concession not in excess of      % per Class A-1 Note,      % per
Class A-2 Note      % per Class A-3 Note to certain other dealers. After the
initial public offering of the Notes, the public offering price and such concessions may be changed.

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Certificate Underwriting Agreement"), the Sellers have agreed to cause the Trust to sell to each of the Certificate Underwriters named below (the "Certificate Underwriters" and, together with the Note Underwriters, the "Underwriters"), and each of the Certificate Underwriters has severally agreed to purchase, the initial Certificate Balance of each offered class of Certificates set forth opposite its name below:

                                                              CERTIFICATE    CERTIFICATE
                                                               BALANCE OF     BALANCE OF
                                                               CLASS B-1      CLASS B-2
                    CERTIFICATE UNDERWRITERS                  CERTIFICATES   CERTIFICATES
    --------------------------------------------------------  ------------   ------------
      NationsBanc Capital Markets, Inc......................    $              $

                                                              ------------   ------------
              Total.........................................    $              $
                                                              ============   ============

     The Sellers have been advised by the Certificate Underwriters that they propose initially to offer the Class B-1 and Class B-2 Certificates to the public at the price set forth herein, and to certain dealers at such price less
the initial concession not in excess of      % per Class B-1 Certificate and   %
per Class B-2 Certificate. The Certificate Underwriters may allow, and such
dealers may reallow, a concession not in excess of      % per Class B-1
Certificate and   % per Class B-2 Certificates to certain other dealers. After the initial public offering of the Certificates, the public offering price and such concessions may be changed.

     NationsBanc Capital Markets, Inc. ("NCMI") is a separate subsidiary of NationsBank Corporation. NCMI is a registered broker-dealer and not a bank. Any obligations of NCMI are the sole responsibility of NCMI and do not create any obligation or guarantee on the part of any affiliate of NCMI.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Notes and the Certificates will be passed upon for the Underwriters and certain federal income tax and other matters will be passed upon for the Trust by Skadden, Arps, Slate, Meagher & Flom.

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered NationsBank
Auto Owner Trust 1996-A      % Class A-1 Asset Backed Notes,      % Class A-2
Asset Backed Notes,      % Class A-3 Asset Backed Notes and      % Class A-4
Asset Backed Notes (collectively, the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Global Securities or his agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus Supplement and defined herein and the pages on which the definitions of such terms may be found herein. Certain defined terms used in this Prospectus Supplement are defined in the Prospectus. See "Index of Terms" beginning on page [ ] of the Prospectus.

                                                                                        PAGE
                                                                                        ----
ABS...................................................................................    S-
ABS Table.............................................................................    S-
Accrued Certificate Interest..........................................................    S-
Accrued Note Interest.................................................................    S-
Available Funds.......................................................................    S-
Available Interest....................................................................    S-
Available Principal...................................................................    S-
Available Reserve Amount..............................................................    S-
Bank, Banks...........................................................................    S-
Business Day..........................................................................    S-
Cede..................................................................................    S-
CEDEL.................................................................................    S-
Certificate Balance...................................................................    S-
Certificate Interest Reserve Amount...................................................    S-
Certificate Pool Factor...............................................................    S-
Certificate Prepayment Amount.........................................................    S-
Certificate Rate......................................................................    S-
Certificate Underwriters..............................................................    S-
Certificate Underwriting Agreement....................................................    S-
Certificateholders....................................................................    S-
Certificateholders' Distribution Amount...............................................    S-
Certificateholders' Interest Carryover Shortfall......................................    S-
Certificateholders' Monthly Accrued Interest..........................................    S-
Certificateholders' Monthly Principal.................................................    S-
Certificateholders' Percentage........................................................    S-
Certificateholders' Principal Carryover Shortfall.....................................    S-
Certificateholders' Principal Distribution Amount.....................................    S-
Certificates..........................................................................    S-
Class A-1 Final Scheduled Distribution Date...........................................    S-
Class A-1 Notes.......................................................................    S-
Class A-1 Rate........................................................................    S-
Class A-2 Final Scheduled Distribution Date...........................................    S-
Class A-2 Notes.......................................................................    S-
Class A-2 Rate........................................................................    S-
Class A-3 Final Scheduled Distribution Date...........................................    S-
Class A-3 Notes.......................................................................    S-
Class A-3 Rate........................................................................    S-
Class A-4 Final Schedule Distribution Date............................................    S-
Class A-4 Notes.......................................................................    S-
Class A-4 Rate........................................................................    S-
Class B-1 Certificates................................................................    S-
Class B-1 Rate........................................................................    S-
Class B-1 Final Scheduled Distribution Date...........................................    S-
Class B-2 Certificates................................................................    S-
Class B-2 Rate........................................................................    S-

                                                                                        PAGE
                                                                                        ----
Class B-2 Final Scheduled Distribution Date...........................................    S-
Closing Date..........................................................................    S-
Code..................................................................................    S-
Collection Account....................................................................    S-
Collection Period.....................................................................    S-
Collections...........................................................................    S-
Commission............................................................................    S-
Contingent Payment Right..............................................................    S-
Contract Rate.........................................................................    S-
Cut-Off Date..........................................................................    S-
Date..................................................................................    S-
Dealer Agreements.....................................................................    S-
Dealers...............................................................................    S-
Defaulted Receivable..................................................................    S-
Determination Date....................................................................    S-
Disposition of Certificates...........................................................    S-
Distribution Date.....................................................................    S-
Distribution Date.....................................................................    S-
DTC...................................................................................    S-
ERISA.................................................................................    S-
Euroclear.............................................................................    S-
Exchange Act..........................................................................    S-
Final Scheduled Distribution Date.....................................................    S-
Final Scheduled Maturity Date.........................................................    S-
Financed Vehicles.....................................................................    S-
Forced-Placed Insurance...............................................................    S-
Global Securities.....................................................................    S-
Indenture.............................................................................    S-
Indenture Trustee.....................................................................    S-
Interest Collections..................................................................    S-
Interest Period.......................................................................    S-
IRS...................................................................................    S-
Issuer................................................................................    S-
Liquidation Proceeds..................................................................    S-
[Mandatory Redemption]................................................................    S-
Mandatory Repurchase..................................................................    S-
NAFC..................................................................................    S-
NationsBank South.....................................................................    S-
NationsBank Texas.....................................................................    S-
Note Interest Rates...................................................................    S-
Note Pool Factor......................................................................    S-
Note Prepayment Amount................................................................    S-
Note Prepayment Premium...............................................................    S-
Note Underwriters.....................................................................    S-
Note Underwriting Agreement...........................................................    S-
Noteholders...........................................................................    S-
Noteholders' Accelerated Principal....................................................    S-
Noteholders' Interest Carryover Shortfall.............................................    S-
Noteholders' Monthly Accrued Interest.................................................    S-
Noteholders' Monthly Principal........................................................    S-
Noteholders' Payment Amount...........................................................    S-

                                                                                        PAGE
                                                                                        ----
Noteholders' Percentage...............................................................    S-
Noteholders' Principal Carryover Shortfall............................................    S-
Noteholders' Principal Payment Amount.................................................    S-
Notes.................................................................................    S-
Obligor...............................................................................    S-
OID...................................................................................    S-
OID Regulations.......................................................................    S-
Owner Trustee.........................................................................    S-
Plan..................................................................................    S-
Plan Investor.........................................................................    S-
Pool Balance..........................................................................    S-
Prepayable Obligation.................................................................    S-
Prepayment Assumption.................................................................    S-
Prospectus............................................................................    S-
Purchase Receivable...................................................................    S-
Rating Agencies.......................................................................    S-
Receivables...........................................................................    S-
Receivables Pool......................................................................    S-
Record Date...........................................................................    S-
Recoveries............................................................................    S-
Redemption Price......................................................................    S-
Regular Principal.....................................................................    S-
Reserve Account.......................................................................    S-
Reserve Account Initial Deposit.......................................................    S-
Sale and Servicing Agreement..........................................................    S-
Securities............................................................................    S-
Securities Act........................................................................    S-
Securityholders.......................................................................    S-
Seller, Sellers.......................................................................    S-
Servicer..............................................................................    S-
Servicer's Certificate................................................................    S-
Servicing Fee Rate....................................................................    S-
Short-Term Notes......................................................................    S-
Simple Interest Receivable............................................................    S-
Special Tax Counsel...................................................................    S-
Specified Reserve Account Balance.....................................................    S-
Transfer and Servicing Agreements.....................................................    S-
Trust.................................................................................    S-
Trust Agreement.......................................................................    S-
Trust Property........................................................................    S-
U.S. Person...........................................................................    S-
Underwriters..........................................................................    S-

- ------------------------------------------------------------
- ------------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF THE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                             ---------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
                PROSPECTUS SUPPLEMENT
Reports to Securityholders......................    S-
Summary.........................................    S-
Risk Factors....................................    S-
The Trust.......................................    S-
The Receivables Pool............................    S-
Pool Factors....................................    S-
Maturity and Prepayment Considerations..........    S-
Description of the Notes........................    S-
Description of the Certificates.................    S-
Description of the Transfer and Servicing
  Agreements....................................    S-
Federal Income Tax Consequences.................    S-
ERISA Considerations............................    S-
Underwriting....................................    S-
Legal Opinions..................................    S-
Annex I -- Global Clearance, Settlement and Tax
  Documentation Procedures......................    I-
Index of Terms..................................
                      PROSPECTUS
Reports to Securityholders......................
Available Information...........................
Incorporation of Certain Documents by
  Reference.....................................
Summary.........................................
Risk Factors....................................
The Trusts......................................
The Receivables Pools...........................
Maturity and Prepayment Considerations..........
Pool Factors and Trading Information............
Use of Proceeds.................................
The Banks, NationsBank Corporation and NAFC.....
The Servicer....................................
Description of the Notes........................
Description of the Certificates.................
Description of Fixed and Floating Rate
  Options.......................................
Book-Entry and Definitive Securities; Reports to
  Securityholders...............................
Description of the Transfer and Servicing
  Agreements....................................
Certain Legal Aspects of the Receivables........
Federal Income Tax Consequences.................
ERISA Considerations............................
Plan of Distribution............................
Legal Opinions..................................
Index of Terms..................................

     UNTIL             , 1996 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS
SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES OR THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
- ------------------------------------------------------------
- ------------------------------------------------------------
- ------------------------------------------------------------
- ------------------------------------------------------------

                             $

                                  NATIONSBANK
                            AUTO OWNER TRUST 1996-A

                          $               % CLASS A-1
                                  MONEY MARKET
                               ASSET BACKED NOTES

                          $               % CLASS A-2
                               ASSET BACKED NOTES

                          $               % CLASS A-3
                               ASSET BACKED NOTES

                          $               % CLASS A-4
                               ASSET BACKED NOTES

                          $               % CLASS B-1
                           ASSET BACKED CERTIFICATES

                          $               % CLASS B-2
                           ASSET BACKED CERTIFICATES

                               NATIONSBANK, N.A.
                           NATIONSBANK, N.A. (SOUTH)
                           NATIONSBANK OF TEXAS, N.A.
                                    SELLERS

                             ---------------------

                               NATIONSBANK, N.A.
                                    SERVICER
                             ---------------------
                             ---------------------

                                   PROSPECTUS
                                   SUPPLEMENT
                             ---------------------

                       NATIONSBANC CAPITAL MARKETS, INC.

- ------------------------------------------------------------
- ------------------------------------------------------------